Exhibit 4.1
EARLE M. JORGENSEN
RETIREMENT SAVINGS PLAN
(As Amended and Restated
Effective as of August 1, 2005)

EARLE M. JORGENSEN RETIREMENT SAVINGS PLAN
History
     This plan, originally adopted effective as of May 3, 1990, as the Earle M. Jorgensen Company Employee Stock Ownership Plan (the “Plan”), was amended and restated effective as of April 1, 1999 to be a stock bonus plan under Section 401(a) of the Code, and an eligible individual account plan under Section 407(d)(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
     The Kilsby-Roberts Employee Stock Ownership Plan was consolidated with and into the Plan in 1990.
     Effective January 1, 1991, certain assets from the plan adopted as of the first day of January, 1984 by the Company as the Earle M. Jorgensen Company Employee Stock Ownership and Capital Accumulation Plan were transferred to this Plan. The Earle M. Jorgensen Employee Stock Ownership and Capital Accumulation Plan was then renamed the Earle M. Jorgensen Company Employee Capital Accumulation Plan (the “ECAP”).
     Effective April 1, 2004 the Plan was renamed the Earle M. Jorgensen Stock Bonus Plan.
     Effective August 1, 2005 (the “Effective Date”), (1) the Plan is amended and restated into this document, (2) the Plan is renamed the Earle M. Jorgensen Retirement Savings Plan, and (3) the ECAP is merged into the Plan.
     The Company maintains, as of the Effective Date, the Plan for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute a qualified stock bonus plan, as described in Section 401(a) of the Code, which includes a qualified cash or deferred arrangement, as described in Section 401(k) of the Code.
     The benefits, rights and features of an individual who participated in this Plan or the ECAP before the close of business on the Effective Date, but who does not have an account balance under the Plan at that time, will be determined under the applicable instruments in effect for this Plan or the ECAP, whichever is applicable, on the earlier of: (1) the day on which such individual’s account was reduced to zero; or (2) the day on which such individual’s employment terminated. The terms of this Plan apply to any accounts created for such individual hereunder on or after the Effective Date.

i

v

ARTICLE I
DEFINITIONS
     The following sections of this Article I provide basic definitions of terms used throughout the Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms will be deemed to have the following meanings:
     1.1 “Accounting Period” means a period, not to exceed 1 year in duration, designated by the Administrative Committee with respect to each Investment Fund.
     1.2 “Accounts” means the record of a Participant’s interest in the Plan’s assets represented by his:
          (a) “After-Tax Account” which is composed of the amount held in the “Employee After-Tax Account” in the ECAP or this Plan immediately prior to the Effective Date (which is attributable to allocation of after-tax contributions prior to 1987), plus all income and gains credited to, and minus all losses, expenses and withdrawals charged to, such Account.
          (b) “Before-Tax Account” which is composed of the amount held in the “Employee 401(k) Account” in the ECAP immediately prior to the Effective Date, Before-Tax Contributions allocated to the Participant on and after the Effective Date under the Plan, plus all income and gains credited to, and minus all losses, expenses and withdrawals charged to, such Account.
          (c) “Company Stock Account” which is composed of the amount held in the Company Stock Account of this Plan immediately prior to the Effective Date which contains the former balances in his “Company Stock Accounts” under the Kilsby ESOP or the “Stock Balance” in his ESOP Account under the ECAP, Additional Employer Contributions allocated to the Participant, plus income and gains credited to, and minus all losses, expenses and withdrawals charged to, such Account.
          (d) “Employer Contribution Account” which is composed of Employer Contributions, excluding Additional Employer Contributions, allocated to the Participant on and after the Effective Date under the Plan, plus income and gains credited to, and minus all losses, expenses and withdrawals charged to, such Account.
          (e) “Match Account” which is the amount held in the “Matching Account” of the Plan immediately prior to the Effective Date (which is attributable to match contributions prior to 1987), plus all income and gains credited to, and minus all losses, expenses and withdrawals charged to, such Account.
          (f) “Other Investments Account” which is composed of the Other Investments Account of this Plan immediately prior to the Effective Date (which contains former balances of his Other Investment Accounts under the Kilsby ESOP or the “Cash Balance in his ESOP Account” in the ECAP), plus all income and gains credited to, and minus all losses, expenses and withdrawals charged to, such Account.

          (g) “PAYSOP Account” means the amount held in the “PAYSOP Account” of this Plan immediately prior to the Effective Date (which reflects a Participant’s interest under the Plan attributable to his “PAYSOP Account” under the Kilsby ESOP or under the ECAP), plus all income and gains credited to, and minus all losses, expenses and withdrawals charged to, such Account. There are two types of PAYSOP Account, one for contributions allocated prior to 1987 and one for contributions allocated after 1986 and prior to the Effective Date.
          (h) “Prior Stock Bonus Account” means both the Company Stock Account and the Other Investments Account.
          (i) “Rollover Account” which is composed of the amount held in the “Rollover Accounts” in the ECAP immediately prior to the Effective Date, the amount held in the “Rollover Account” of this Plan immediately prior to the Effective Date, Rollover Contributions made by or allocated to the Participant on and after the Effective Date under the Plan, plus all income and gains credited to, and minus all losses, expenses and withdrawals charged to, such Account. On and after the Effective Date, there are two additional types of Rollover Accounts to which Rollover Contributions are allocated on and after the Effective Date: an After-Tax Rollover Account for Rollover Contributions of amounts which are not includible in gross income, as described in Section 402(c)(2)(A) of the Code, and a Before-Tax Rollover Account for all other Rollover Contributions.
With respect to an Alternate Payee or Beneficiary, references to Accounts will be deemed to be references to all or that portion of a Participant’s After-Tax Account, Before-Tax Account, Employer Contribution Account, Match Account, PAYSOP Account, Prior Stock Bonus Account or Rollover Account which, under the terms of the Plan, has been allocated to an Account maintained for such Alternate Payee or Beneficiary, plus all income and gains credited to, and minus all losses, expenses and withdrawals charged to, such Account. References herein to Accounts will also be deemed to include each of a Participant’s Accounts and references herein to an Account will be deemed to include any or each of the Participant’s Accounts.
     1.3 “Active Participant” means a Participant who is an Employee.
     1.4 “Additional Employer Contributions” means Employer Contributions made for Plan Years ending March 31, 2005, and March 31, 2006, as set forth in Appendix 3.3.
     1.5 “Administrative Services Agreement” means an agreement with the Recordkeeper to provide administrative services to the Plan and will include the Administration Manual prepared by the Recordkeeper, or if no such agreement, rules established by the Administrative Committee.
     1.6 “Administrative Committee” means the Vice President plus those other members added, if any, to, and still serving on, the Administrative Committee, or if a Named Fiduciary has been identified with respect to the Authority or Discretion involved in the administration of this Plan under consideration, then reference to the Administrative Committee in that context refers to such Named Fiduciary. References in this Plan to the Administrative Committee will be deemed to be a reference to any person (other than a Fiduciary) to whom ministerial responsibilities involved in the provisions of this Plan have been delegated by the Administrative Committee, including under an Administrative Services Agreement.
     1.7 “Allocation Date” means March 31st of each year (the last day of each Plan Year).
     1.8 “Alternate Payee” means an individual who is entitled to all or a portion of a Participant’s Account pursuant to a QDRO.
     1.9 “Appendix” means a written supplement attached to this Plan and made a part hereof.
     1.10 “Authority or Discretion” means(a) the authority, control or discretion with respect to the Plan or Trust which is identified or allocated to a Named Fiduciary under the terms of the Plan or Trust or a procedure in the Plan, or (b) the exercise of such authority, control or discretion by a Named Fiduciary.
     1.11 “Authorized Absence” means a leave of absence (without pay) granted to an Employee by the Employer, in accordance with rules uniformly applied to all Employees, for reasons of health or public service or for other reasons determined by the Employer to be in its best interests, including unpaid leave under the Family and Medical Leave Act of 1993.
     1.12 “Beneficiary” means an individual entitled to receive any benefits payable on the death of a Participant in accordance with the Plan.
     1.13 “Board of Directors” means the board of directors of the Company as constituted from time to time.
     1.14 “Break in Service” means:
           (a) with respect to Years of Eligibility Service, the first anniversary (or the second anniversary if absence from employment was due to a Maternity/Paternity Absence) of the date of the Participant’s Termination of Employment; and
           (b) with respect to Credited Service, a Plan Year in which an Employee is not credited with more than 500 Hours of Service. More than one such consecutive Plan Year is referred to herein as “Breaks in Service.” For purposes of determining whether a Break in Service has occurred, if an Employee begins a Maternity/Paternity Absence, or any unpaid leave covered under the Family and Medical Leave Act of 1993, the computation of his Hours of Service shall include the Hours of Service that would have been credited if he had not been so absent. An Employee shall be credited for such Hours of Service (up to a maximum of 501 Hours of Service) in the Plan Year in which such absence begins (if such crediting will prevent him from incurring a Break in Service in such Plan Year) or in the next following Plan Year.
     1.15 “Business Day” means any day on which the New York Stock Exchange and the Trustee are open for business.

     1.16 “Claims Administrator” means the Administrative Committee unless and to the extent allocated or delegated hereunder to a Named Fiduciary.
     1.17 “Code” means the Internal Revenue Code of 1986, as amended. References to any specific Section will include any valid regulation promulgated thereunder, and any statutory provision amending, supplementing or superseding such Section.
     1.18 “Commonly Controlled Entity” means: (a) an Employer and any corporation, trade or business, but only for so long as it and the Employer are members of a controlled group of corporations as defined in Section 414(b) of the Code or under common control as defined in Section 414(c) of the Code; provided, however, that solely for purposes of the limitations of Section 415 of the Code, the standard of control under Sections 414(b) and 414(c) of the Code will be deemed to be “more than 50%” rather than “at least 80%”; (b) an Employer and an organization, but only for so long as it and the Employer are members of an affiliated service group as defined in Section 414(m) of the Code; (c) an Employer and an organization, but only for so long as the employees of it and the Employer are required to be aggregated under Section 414(o) of the Code; or (d) any other organization designated as such by a Designated Officer. An entity will not be considered a Commonly Controlled Entity before it becomes a Commonly Controlled Entity pursuant to the preceding sentence.
     1.19 “Company” means Earle M. Jorgensen Company, a Delaware corporation, or any successor corporation by merger, consolidation, purchase or otherwise, which elects to adopt the Plan.
     1.20 “Company Stock” means common shares of the Company.
     1.21 “Compensation” means all “compensation” paid by the Company or a Commonly Controlled Entity to an Employee during the Plan Year within the meaning of Treas. Reg. §1.415-2(d)(1), (2) and (3) and including any amounts contributed to a plan qualifying under Section 401(k) of the Code as salary reduction contributions or to a cafeteria plan under Section 125 of the Code or paid as a qualified transportation fringe under Section 132(f)(4) of the Code; provided, however, that for purposes of Article III and Appendix 3.3, “Compensation” as defined herein will only include such amount paid to an Employee for a period of time during which the Employee is an Eligible Employee and will not include deferred compensation either in the Plan Year of deferral or in the Plan Year of payment.
     Notwithstanding the foregoing, the maximum amount of an Employee’s Compensation which shall be taken into account under the Plan for any Plan Year (“Maximum Compensation Limitation”) shall be $210,000 for Plan Years beginning on or after January 1, 2005, such limitation adjusted at the same time and in the same manner as under Sections 401(a)(17) and 415(d) of the Code. For any Plan Year of fewer than twelve months, the Maximum Compensation Limitation shall, if required by Treasury Regulations, be reduced to the amount obtained by multiplying such limitation by a fraction having a numerator equal to the number of months in the Plan Year and a denominator equal to twelve.

     1.22 “Continuous Service” means the sum of the years (and fractions of years) measured from an Employee’s Employment Date or Reemployment Date after a Break in Service to his or her date of Termination of Employment first to occur after his or her Employment Date or Reemployment Date after a Break in Service; provided, that if an Employee has a Period of Severance of less than twelve (12) consecutive months after a Termination of Employment, such Termination of Employment shall be disregarded and such Employee’s Continuous Service shall include such period when he or she is not employed by a Commonly Controlled Entity.
     1.23 “Contribution” means an amount contributed to the Plan on behalf of a Participant, in one or more of the following types:
           (a) “Before-Tax” which means an amount contributed by the Employer on a before-tax basis under Section 402(g) or 414(v) of the Code in conjunction with a Contribution Election.
           (b) “Employer” which means contributions made by an Employer for a Plan Year, including Additional Employer Contributions.
           (c) “Rollover” which means an amount contributed by or on behalf of a Participant that constitutes all or part of an “eligible rollover distribution” within the meaning of Section 402(f)(2)(A) of the Code, and which satisfies the requirements of Section 402(c)(2) of the Code, to the extent applicable.
     1.24 “Contribution Dollar Limit” means the annual limit imposed on each Participant pursuant to Section 402(g) of the Code (as indexed pursuant to Section 402(g)(4) of the Code, provided that no such adjustment will be taken into account hereunder before the Plan Year in which it becomes effective), determined without regard to catch-up contributions under Section 414(v) of the Code.
     1.25 “Contribution Election” or “Election” means the election made by an Active Participant who is an Eligible Employee to reduce the Compensation to be paid to him by an amount equal to the product of his Contribution Percentage and such Compensation subject to the Contribution Election.
     1.26 “Contribution Percentage” means the percentage of an Eligible Employee’s Compensation which is to be contributed to the Plan by his Employer as a Before-Tax Contribution.
     1.27 “Credited Service” means the number of Plan Years in which an Employee is credited with at least 1000 Hours of Service. For a Participant in this Plan prior to the Effective Date, the Participant’s Credited Service as of the Effective Date will be equal to his Credited Service recognized under this Plan immediately prior to April 1, 2005 plus Credited Service for Plan Years commencing on or after April 1, 2005. All determinations of Credited Service shall be made in accordance with the regulations prescribed by the U.S. Department of Labor. Credited Service will also include:

           (a) To the extent determined by a resolution of a Designated Officer, a Participant’s Credited Service will include his service as an employee of a Predecessor Company if the Participant was an employee of the Predecessor Company when it became a Commonly Controlled Entity.
           (b) Employment with a Commonly Controlled Entity before the Effective Date will be disregarded in determining an Employee’s Credited Service if such employment would have been disregarded under the rules of the Plan with regards to breaks in service as such rules were in effect under the Plan from time to time before the Effective Date.
           (c) Credited Service as a “leased employee” within the meaning of Section 414(n) or (o) of the Code will be credited for any period during which Section 414 of the Code requires the person to earn Credited Service as a “leased employee.”
           Notwithstanding the above, if a Participant incurs a Termination of Employment or a withdrawal under Section 9.4, the following Credited Service will be disregarded:
           (d) Any Participant with a nonforfeitable percentage interest in any of his Accounts will, upon his Reemployment Date, have all of his Credited Service recognized under the Plan regardless of the number of consecutive Breaks in Service.
           (e) Any Inactive Participant who does not have a nonforfeitable percentage interest in any of his Accounts will, upon his Reemployment Date, after he has incurred a Break in Service for 5 or more consecutive Plan Years, have all of his Credited Service earned prior to such Breaks in Service disregarded for all purposes.
           (f) Years of Credited Service earned after 5 or more consecutive Breaks in Service will not be recognized for purposes of determining the nonforfeitable percentage of the Employee Contribution Account or Prior Stock Bonus Account which accrued prior to such Breaks in Service.
     1.28 “Designated Officer” means the Vice President and any other officer of the Company to whom (but only to the extent specifically provided) authority to act on behalf of the Company has been granted by the Board of Directors or one of its committees.
     1.29 “Direct Rollover” means a payment by the Plan to an Eligible Retirement Plan specified by a Distributee.
     1.30 “Disability” or “Disabled” means the total and permanent disability of an Employee, determined by a licensed physician approved by the Administrative Committee.
     1.31 “Distributee” means a Participant, or a Participant’s surviving Spouse; or, and only with regard to the interest of an Alternate Payee, a Participant’s Spouse or former Spouse who is the Alternate Payee.
     1.32 “Effective Date” means August 1, 2005, the date upon which the provisions of this amended and restated document take effect.

     1.33 “Eligible Employee” means an Employee of an Employer whose Compensation is paid in U.S. currency, except that an Eligible Employee does not include:
           (a) an Employee who is represented by a union unless the union and the Employer have entered into a collective bargaining or other agreement that provides that the Employee may participate in the Plan, and in such case the Employee will be considered an Eligible Employee only with respect to that portion of the Plan for which such bargaining or other agreement specifically provides a right to participate;
           (b) an Employee who is a “nonresident alien” (within the meaning of Section 7701(b)(1)(B) of the Code) and who receives no “earned income” (within the meaning of Section 911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code);
           (c) an individual employed pursuant to an agreement providing that the individual is not eligible to participate in the Plan;
           (d) an individual who is not contemporaneously classified as an Employee for purposes of the Employer’s payroll system. In the event any such individual is reclassified as an Employee for any purpose, including, without limitation, as a common law or statutory employee, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action, or administrative proceeding, such individual will, notwithstanding such reclassification, remain ineligible for participation hereunder and will not be considered an Eligible Employee. In addition to and not in derogation of the foregoing, the exclusive means for an individual who is not contemporaneously classified as an Employee of the Employer on the Employer’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan which specifically renders such individual eligible for participation hereunder;
           (e) an Employee whose basic compensation for services on behalf of an Employer is not paid directly by an Employer; or
           (f) an Employee covered by a classification which is scheduled in an Appendix.
     1.34 “Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code (but only if such employer agrees to separately account for amounts transferred into such plan from the Plan), an annuity contract described in Section 403(b) of the Code, or a qualified trust described in Section 401(a) of the Code which accepts a Distributee’s Eligible Rollover Distribution. This definition of ‘Eligible Retirement Plan’ will also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the Alternate Payee under a QDRO.

     1.35 “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or any ‘hardship withdrawal’, whether described in Section 401(k)(2)(B) of the Code and the regulations promulgated thereunder or otherwise. The portion of a distribution which consists of after-tax contributions which are not includible in gross income may be transferred only in a trustee-to-trustee transfer and may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
     1.36 “EMJ Stock Fund” means the Investment Fund invested primarily in Company Stock.
     1.37 “Employee” means any person who either: (a) renders services as a common law employee to a Commonly Controlled Entity and is on the payroll of such Commonly Controlled Entity; or (b) is on an Authorized Absence. Notwithstanding the foregoing, the term “Employee” does not include any individual retained by a Commonly Controlled Entity directly or through an agency or other party to perform services for a Commonly Controlled Entity (for either a definite or indefinite duration) in the capacity of a fee-for-service worker or independent contractor or any similar capacity including, without limitation, any such individual employed by temporary help firms, technical help firms, staffing firms, employee leasing firms, professional employer organizations or other staffing firms, whether or not deemed to be “common law” employees or “leased employees” within the meaning of Section 414(n) of the Code.
     1.38 “Employer” means the Company and any Commonly Controlled Entity that adopts the Plan in accordance with Article XV; provided, that an entity will cease to be an Employer when it ceases to be a Commonly Controlled Entity or it withdraws from the Plan.
     1.39 “Employment Date” means the day an Employee first earns an Hour of Service.
     1.40 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to any specific Section includes any valid regulation promulgated thereunder, and any statutory provision amending, supplementing or superseding such Section.
     1.41 “Exchange Election” means an election by a Participant to change the investment of all or some specified portion of such Participant’s Accounts. Rules applicable to Exchange Elections may be established by the Administrative Committee. Such rules may, among other things, limit the Investment Funds that may be elected by the Participant and establish the time and manner in which such an election may be made.

     1.42 “Fair Market Value” means on each Business Day:
           (a) for an Investment Fund utilizing share accounting for shares readily tradable on an established securities market:
               (1) if the shares are listed or admitted to trade on a national securities exchange, the closing price of a share on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which such stock is so listed or admitted to trade, on such date, or, if there is no trading of the shares of such security on such date, then the closing price of a share as quoted on such Composite Tape on the next preceding date on which there was trading in the shares;
               (2) if the shares are not listed or admitted to trade on a national securities exchange, the closing price for a share on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; or
               (3) if the shares are not listed or admitted to trade on a national securities exchange and is not reported on the NASDAQ National Market Reporting System, the mean between the bid and asked price for a Share on such date, as furnished by the NASD or a similar organization.
           (b) for an Investment Fund utilizing unit accounting or for shares not readily tradable, the value of a unit as determined in good faith by the Investment Committee and regulations under ERISA.
     1.43 “Forfeiture” means the forfeitable percentage of a Participant’s forfeitable Accounts which is forfeited under the terms of the Plan.
     1.44 “Full Time Employee” means an Employee who is scheduled to work at least thirty-two (32) hours per week.
     1.45 “HCE” means an Eligible Employee who is a “highly compensated employee” within the meaning of Section 414(q) of the Code (determined as if the election described in Section 414(q)(1)(B)(ii) of the Code has been made), the provisions of which are incorporated herein by reference.
     1.46 “Hour of Service” means, for purposes of determining the Hours of Service to be credited to an Employee under the Plan, the following rules:
           (a) Hours of Service shall include each hour for which an Employee is paid (or entitled to payment) for the performance of duties; each hour of Service for which an Employee is paid (or entitled to payment) for a period during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or paid leave of absence; and each additional hour of Service for which back pay is either awarded or agreed to (irrespective of mitigation of damages); provided, however, that not more than 501

Hours of Service shall be credited for a single continuous period during which an Employee does not perform any duties.
           (b) The crediting of Hours of Service shall be determined in accordance with the rules set forth in paragraphs (b) and (c) of Section 2530.200b-2 of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classification.
           (c) Hours of Service shall not be credited to an Employee for a period during which no duties are performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws, and Hours of Service shall not be credited on account of any payment made or due an Employee solely in reimbursement of medical or medically-related expenses.
           (d) An Employee compensated on an hourly basis shall be credited for each Hour of Service as described above. Unless the Employer maintains records of actual Hours of Service, a salaried Employee who completes at least one Hour of Service during a semi-monthly pay period shall be credited with 95 Hours for each such period.
     The crediting of an Hour of Service will be made in accordance with Department of Labor Regulation §2530.200b-2 and 3.
     1.47 “Inactive Participant” means a Participant who is not an Active Participant.
     1.48 “Investment Committee” means the Vice President plus those other members, if any, added to, and still serving on, the Investment Committee, or if a Named Fiduciary has been identified with respect to the Authority or Discretion involved in the investment of, or control over, the Plan’s assets under consideration, the references to the Investment Committee in that context refers to such Named Fiduciary. References in this Plan to the Investment Committee will be deemed to be a reference to any person (other than a Fiduciary) to whom ministerial responsibilities involved in the provisions of this Plan have been delegated by the Investment Committee, including under an Administrative Services Agreement.
     1.49 “Investment Election” means an election by which a Participant directs the investment of his Contributions or amounts allocated to his Accounts. Rules applicable to Investment Elections may be established by the Administrative Committee. Such rules may, among other things, limit the Investment Funds that may be elected by the Participant and establish the time and manner in which such an election may be made.
     1.50 “Investment Fund” means each of the Investment Funds available under the Plan as listed in Appendix 1.50.
     1.51 “Kilsby ESOP” means the Kilsby-Roberts Employee Stock Ownership Plan, a combination of a stock bonus plan and a money purchase pension plan (each of which is qualified under Section 401(a) of the Code) that constitutes an employee stock ownership plan under Section 4975(e)(7) of the Code and that includes a tax credit employee stock ownership plan under Section 409 of the Code.

     1.52 “Maternity/Paternity Absence” means an Employee’s absence (a) by reason of the (i) pregnancy of the Employee, (ii) birth of a child of the Employee or (iii) placement of a child with the individual in connection with the adoption of such child by such Employee, or (b) for purposes of caring for a child described in clause (a) for a period beginning immediately following such birth or placement.
     1.53 “Member” means a Participant, Alternate Payee or Beneficiary.
     1.54 “Named Fiduciary” means a named fiduciary within the meaning of the ERISA, including without limitation, Sections 402, 403 or 405 of ERISA.
     1.55 “NHCE” means an Eligible Employee who is not an HCE.
     1.56 “Normal Retirement Date” means the date on which a Participant attains age 65.
     1.57 “Participant” means an Active Participant or an Inactive Participant, who is participating in the Plan after completing the Plan’s requirements for participation, but only for so long as such individual is considered a Participant in accordance with the terms of the Plan.
     1.58 “Payment Date” means the date on or after the Settlement Date on which a withdrawal from an individual’s Account is made (or commenced), in whole or in part, which date will be at least the minimum number of days required by law, if any, after the date the individual has received such notice as is required by law, if any, before a withdrawal can be made (or commenced to be made) as determined by the Administrative Committee.
     1.59 “Period of Severance” means the period of time measured from the later of (a) an Employee’s Termination of Employment, and (b) the conclusion of a Maternity/Paternity Absence of no longer than twelve (12) consecutive months, to the date thereafter he or she first earns an Hour of Service.
     1.60 “Plan” means the Earle M. Jorgensen Retirement Savings Plan, as set forth herein and as hereafter may be amended.
     1.61 “Plan Year” means the 12-month period ending on each Allocation Date, which period shall also be the “limitation year” for purposes of Section 415 of the Code.
     1.62 “Predecessor Company” means an entity or predecessor thereof, prior, in either case, to its becoming a Commonly Controlled Entity, or to its assets being acquired by a Commonly Controlled Entity, as determined by the Company.
     1.63 “QDRO” means a domestic relations order which the Administrative Committee has determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.
     1.64 “Recordkeeper” means the service provider who is a party to the Administrative Services Agreement, or if none, the Administrative Committee.

     1.65 “Reemployment Date” means the first date on which an Employee completes an Hour of Service by performing services as an Employee after a Break in Service.
     1.66 “Republic ESOP” means the Republic Supply Employee Stock Ownership Plan, a combination of a stock bonus plan and a money purchase pension plan (each of which was qualified under Section 401(a) of the Code) that constituted an employee stock ownership plan under Section 4975(e)(7) of the Code, that included a tax credit employee stock ownership plan under Section 409 of the Code and that was merged into the Kilsby ESOP effective as of December 1, 1989.
     1.67 “Settlement Date” means the Business Day as of which an Investment Election or Exchange Election for a corresponding Trade Date or some other financial transaction involving the Plan’s assets is posted to the Participant’s Account based on a transaction price or a closing price as set forth in the Administrative Services Agreement.
     1.68 “Spousal Consent” means the irrevocable written consent given by a Spouse to a Participant’s election (or waiver) of a specified form of benefit or Beneficiary designation. The Spouse’s consent must acknowledge the effect on the Spouse of the Participant’s election, waiver or designation and be duly witnessed by a Plan representative or notary public. Spousal Consent will be valid only with respect to the Spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before the Sweep Time associated with the Settlement Date upon which payments will begin. Spousal Consent will not be necessary to the extent that there is a determination by the Administrative Committee that there is no Spouse, the Spouse cannot be located or such other circumstances as may be established by applicable law.
     1.69 “Spouse” means a person who, as of the relevant time, is married to the Participant under the laws of the State of the Participant’s residence as evidenced by a valid marriage certificate or other proof acceptable to the Administrative Committee.
     1.70 “Sweep Time” means the cutoff time set forth in the Administrative Services Agreement to receive notification of an Investment Election or Exchange Election in order to process the transaction with respect to a Trade Date or to receive a funding request for a Payment Date.
     1.71 “Termination of Employment” means an individual ceases to be an Employee.
     1.72 “Trade Date” means the Business Day as of which an Investment Election or Exchange Election, or some other financial transaction involving the Plan’s assets, is initiated and confirmed, as described in the Administrative Services Agreement.
     1.73 “Trust” means the legal entity resulting from the Trust Agreement, in which some or all of the assets of this Plan will be received, held, invested and distributed to or for the benefit of Participants and Beneficiaries.

     1.74 “Trust Agreement” means the agreement between the Company and the Trustee establishing the Trust, and any amendments thereto.
     1.75 “Trust Fund” means any property, real or personal, received by and held by the Trustee, plus all income and gains and minus all losses, expenses, withdrawals and distributions chargeable thereto.
     1.76 “Trustee” means any corporation, individual or individuals designated in the Trust Agreement accepting the appointment as Trustee to execute the duties of the Trustee as set forth in the Trust Agreement.
     1.77 “Vice President” means the Corporate Executive Vice President of the Company or, upon the resignation or removal of such Executive Vice President, any successor officer to the Executive Vice President who performs substantially similar duties with respect to administration of employee benefits (whether assigned a different title by the Company or not).
     1.78 “Year of Eligibility Service” means, on or after the Effective Date, the Employee’s period of Continuous Service; provided however, if the Employee’s most recent Employment Date or Reemployment Date occurred prior to the Effective Date, a Year of Eligibility Service will be determined under the terms of the ECAP immediately prior to the Effective Date if it is more favorable to the Employee.

ARTICLE II
PARTICIPATION
     2.1 Eligibility.
          (a) Participant on Effective Date. Each person who was a Participant with an Account in the Plan or ECAP immediately before the Effective Date will continue as a Participant as of the Effective Date.
          (b) Other Eligible Employee. Each other Eligible Employee who is a Full Time Employee shall become a Participant on his Employment Date or Reemployment Date as an Eligible Employee, and each other Eligible Employee who is not a Full Time Employee shall become a Participant in the Plan on the first day following his completion of one (1) Year of Eligibility Service if he is an Eligible Employee on that date, or if not an Eligible Employee on such date, the date such person becomes an Eligible Employee; provided however, if such person is represented in collective bargaining, he will be a Participant only with respect to that portion of this Plan for which he is an Eligible Employee.
     2.2 Impact of Change of Employment Status on Eligibility. An Employee who is not an Eligible Employee will be eligible to become a Participant on the date he becomes an Eligible Employee. If the status of a Participant changes from Eligible Employee to Employee, such Participant will cease to be eligible to make, or to have, Contributions made on his behalf to the Plan, until such time as such Participant is employed by an Employer as an Eligible Employee.
     2.3 Duration. A person will cease to be a Participant on the date that his entire nonforfeitable Accounts have been withdrawn, or upon his death, whichever occurs first.
     2.4 Electronic Media.
          (a) The Administrative Committee may require or permit Participant (or Beneficiary, as the context may require) elections and/or consents under this Plan to be made by means of such electronic media as the Administrative Committee may prescribe.
          (b) A Participant’s consent to distribution, request for a withdrawal or loan, or other form of election permitted by electronic media under this Plan or by the Administrative Committee, together with the cashing of any check subsequently issued by this Plan (whether or not endorsed), shall constitute written consent for purposes of this Plan (including, without limitation, agreement to the terms of the loan and the related promissory note), the Code (including, without limitation, Section 411(a)(11), and ERISA (including, without limitation, Section 203(e)).

          (c) Reasonable efforts will be used to process electronic media consents and elections made under this Plan. Notwithstanding the preceding sentence or anything else in this Plan to the contrary, neither the Company, the Administrative Committee, the Trustee nor any other person guarantees that any consent or election will be so processed. The Administrative Committee may adopt new or alternative rules for electronic media consents and elections as it deems appropriate in its sole and complete discretion (including, without limitation, eliminating any electronic media system and re-implementing a requirement of written forms, establishing the effective date and the notice date for any type of consent or election and limiting the number of any particular elections that may be made by a Participant during any specified period). In order to be effective, each consent and/or election must be made on such other rules as the Administrative Committee may prescribe.

ARTICLE III
CONTRIBUTIONS
     3.1 Before-Tax Contributions.
          (a) Any Participant who is an Eligible Employee may elect to have Before-Tax Contributions made to the Plan by his Employer in an integral percentage of his Compensation of not less than 1 percent nor more than 50 percent. The Compensation of such Participant will be reduced by the percentage elected under the Contribution Election in effect for such Participant; provided, however, that no Before-Tax Contributions made with respect to a year on behalf of a Participant may exceed the limitations set forth in Article IV. With respect to each applicable payroll period, the Employer will contribute as soon as reasonably possible, an amount to the Trust equal to the Participant’s Before-Tax Contributions for such payroll period and the Administrative Committee will cause such amount to be allocated and posted to the Participant’s Before-Tax Account.
          (b) A Participant’s election to make Before-Tax Contributions will continue in effect (with automatic adjustment for any change in his Compensation) until changed or terminated pursuant to procedures established by the Administrative Committee, suspended under the terms of this Plan, or until the Participant ceases to be paid as an Eligible Employee.
          (c) In the event of a mistake by either the Employer or the Administrative Committee regarding the amount of a Participant’s Before-Tax Contributions during a Plan Year, the Employer may permit, in its sole discretion, contributions in excess of the 50 percent limit set forth in this Section 3.1 to be made for 1 or more payroll periods during such Plan Year, but only to the extent required for such contributions for the Plan Year to equal what they would have been in the absence of the mistake.
          (d) A Participant’s election to make Before-Tax Contributions may be limited pursuant to procedures established by the Administrative Committee for purposes of complying with any tax, deferral or other withholding obligations or elections with respect to such Participant’s Compensation.
     3.2 Rollover Contributions.
          (a) Any Active Participant who is an Eligible Employee may elect to make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Plan the assets in cash which constitute such Rollover Contribution, provided that such Rollover Contribution meets such conditions as the Administrative Committee may establish. The Trustee will allocate and post to the Rollover Account of such Participant the amount of such Rollover Contribution. No Rollover Contribution by an Eligible Employee will be deemed to be a contribution of such Eligible Employee for purposes of Article IV.
          (b) If it is later determined that an amount transferred pursuant to subsection (a), above, did not in fact qualify as a Rollover Contribution, the balance allocated to the Employee’s Rollover Account will immediately be: (i) segregated from all other Plan assets; (ii)

treated as a non-qualified trust established by and for the benefit of the Employee; and (iii) distributed to the Employee, as adjusted for earnings and losses. Any such nonqualifying rollover will be deemed never to have been a part of the Plan.
          (c) A Participant who is entitled to receive a lump sum distribution from a qualified plan described in Section 401(a) of the Code maintained by an Employer as the result of Termination of Employment from a Commonly Controlled Entity may elect to have such lump sum distribution deposited into his Rollover Account under the Plan. Such Rollover Contribution must be made in accordance with procedures that may be specified by the Administrative Committee.
     3.3 Employer Contributions.
          (a) Amount of Employer Contribution. Subject to subsection (c) hereof, Employer Contributions shall be paid to the Trustee for each Plan Year in such amounts (or under such formula) as may be determined by the Board of Directors. Additional Employer Contributions shall be made for Plan Years ending March 31, 2005 and March 31, 2006 as set forth in Appendix 3.3.
          (b) Payment of Employer Contributions. Employer Contributions for each Plan Year shall be paid to the Trustee not later than the due date (including extensions) for filing the Company’s Federal income tax return for that Plan Year. Employer Contributions will be paid in cash or Company Stock, as determined by the Company; provided however, Additional Employer Contributions will be made only in shares of Company Stock. For purposes of Article IV, the amount of any Employer Contributions or Additional Employer Contributions that are paid in the form of shares of Company Stock will be based upon the Fair Market Value of the shares as of the date such shares are issued to the Trust.
          (c) Additional Provisions. Employer Contributions will not be made for any Plan Year in amounts which cannot be allocated to Participant’s Accounts by reason of the allocation limitations described in Article IV or in amounts which are not deductible under Section 404(a) of the Code. Any Employer Contributions which are not deductible under Section 404(a) of the Code shall be returned to the Employer by the Trustee (upon the direction of the Company) within one year after the deduction is disallowed or after it is determined that the deduction is not available. In the event that Employer Contributions are paid to the Trust by reason of a mistake of fact, such Employer Contributions will be returned to the Employer by the Trustee (upon the direction of the Company) within one year after the payment to the Trust.
          (d) Employer Contributions and Forfeitures. Employer Contributions (excluding Additional Employer Contributions) and Forfeitures available for each Plan Year will be allocated as of the Allocation Date among the Accounts of Participants so entitled under this Section 3.3 in the ratio that the Compensation of each such Participant bears to the total Compensation of all such Participants, subject to the allocation limitations described in Article IV. A Participant is entitled to share in the allocation of Employer Contributions (excluding Additional Employer Contributions) and Forfeitures for each Plan Year if in such Plan Year he is credited with at least 1000 Hours of Service and if in such Plan Year he is an

Eligible Employee on the Allocation Date. A Participant who ceases to be an Eligible Employee is entitled to share in the allocation of Employer Contributions (excluding Additional Employer Contributions) and available Forfeitures for the Plan Year in which he ceases to be an Eligible Employee if he is an Employee on the Allocation Date, but his Compensation shall include only amounts paid to him while he was an Eligible Employee. An Employee who becomes an Eligible Employee shall become a Participant on the date he becomes an Eligible Employee, and his Compensation shall include only amounts paid to him while he is an Eligible Employee. A Participant who is an Eligible Employee during a Plan Year is also entitled to share in the allocation of Employer Contributions (excluding Additional Employer Contributions) and Forfeitures for that Plan Year if in such Plan Year he occurs his Termination of Employment, on or over the age of 65, or for reasons of his Disability or death.
          (e) Additional Employer Contributions. Additional Employer Contributions described in Appendix 3.3 for each Plan Year will be allocated as of the Allocation Date among the Accounts of “Applicable Participants” so entitled under Appendix 3.3 in accordance with Appendix 3.3.
     3.4 Employer Contribution on Return from Qualified Military Leave. If an Employee: (i) was absent from employment for qualified military service with the armed forces of the United States on or after January 1, 2001, (ii) returns to employment with the Employer within the period required by the Uniformed Services Employment and Reemployment Act of 1994, or any successor statute, and (iii) was a Participant in the Plan at the commencement of the qualified military leave, then following his return to employment with the Employer, the Employer will contribute to the Trust an amount determined under this Section 3.4 as a contribution to the Participant’s Employer Contribution Account as soon as administratively practicable following the Employee’s return from qualified military leave. The amount of the contribution will equal the maximum Employer Contribution the Employee would have been entitled to under the Plan had the Employee not been on qualified military leave, reduced by the Employer Contribution actually made on behalf of the Employee during the leave period; provided, however, that no contribution made with respect to a year on behalf of a Participant may exceed the limitations under Section 415 of the Code applicable to the year to which the missed Employer Contribution relates. The missed compensation to be considered for purposes of calculating the contribution under this Section 3.4 will be the Employee’s compensation as that term is defined under Section 414(u)(7) of the Code, reduced by Compensation actually paid to the Employee during the leave period. The contribution under this Section 3.4 will be in satisfaction of any amount otherwise required to be contributed by the Employer pursuant to Section 414(u) of the Code or Section 3.3 of the Plan.
     3.5 Catch-Up Contributions. Notwithstanding anything in this Plan to the contrary, a Participant who attains age 50 before the close of the relevant Plan Year will be eligible to make additional Before-Tax Contributions as catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code, the provisions of which are hereby incorporated herein by reference. Such catch-up contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code, and will not be subject to the requirements of Section 4.5. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 410(b) or 416 of the Code by reason of the making of such catch-up contributions.

ARTICLE IV
LIMITATION ON CONTRIBUTIONS
     4.1 Limit on Before-Tax Contributions. The aggregate elective deferrals (as defined in Section 402(g)(3) of the Code) made on behalf of each Participant under the Plan for any Plan Year will not exceed:
          (a) the Contribution Dollar Limit, reduced by:
          (b) the sum of any of the following amounts that were contributed on behalf of the Participant for the Plan Year under a plan, contract, or arrangement other than this Plan:
               (1) any employer contribution under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent not includable in the Participant’s gross income for the taxable year under Section 402(e)(3) of the Code (determined without regard to Section 402(g) of the Code);
               (2) any employer contribution to the extent not includable in the Participant’s gross income for the taxable year under Section 402(h)(1)(B) of the Code (determined without regard to Section 402(g) of the Code);
               (3) any employer contribution to purchase an annuity contract under Section 403(b) of the Code under a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code); and
               (4) any elective employer contribution under Section 408(p)(2)(A)(i) of the Code;
provided that no contribution described in this subsection (b) will be taken into account for the purpose of reducing the dollar limit in subsection (a), above, if the plan, contract, or arrangement is not maintained by a Commonly Controlled Entity unless the Participant has filed a notice with the Administrative Committee not later than March 15 of the next Plan Year regarding such contribution.
     4.2 Actual Deferral Percentage Test.
          (a) The Plan will satisfy the actual deferral percentage test set forth in Section 401(k)(3) of the Code and Treasury Regulation §1.401(k)-1(b), the provisions of which (and any subsequent Internal Revenue Service guidance issued thereunder) are incorporated herein by reference (including, at the election of the Employer, the making of qualified nonelective contributions, as defined in Section 401(m)(4)(C) of the Code, to be treated as Before-Tax Contributions hereunder), each as modified by subsection (b), below. In accordance with Section 401(k)(3) of the Code and Treasury Regulation §1.401(k)-1(b), as modified by subsection (b), below, the actual deferral percentage for HCEs for any Plan Year will not exceed the greater of:

               (1) the actual deferral percentage for NHCEs for the current Plan Year multiplied by 1.25, or
               (2) the lesser of (i) the actual deferral percentage for NHCEs for the current Plan Year multiplied by 2 and (ii) the actual deferral percentage for NHCEs for the current Plan Year plus 2%.
          (b) In performing the actual deferral percentage test described in subsection (a), above, the following special rules will apply:
               (1) the deferral percentages of Participants who are covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Employer will be disaggregated from the deferral percentages of other Participants and the provisions of this Section 4.2 will be applied separately with respect to each group.
               (2) Employees who have not become eligible to become Participants will be disregarded in applying this Section 4.2.
               (3) The Administrative Committee may permissively aggregate the Plan with other plans to the extent permitted under Treasury Regulation §1.401(k)-1.
     4.3 Maximum Contributions.
          (a) In addition to any other limitation set forth in the Plan and notwithstanding any other provision of the Plan, in no event will the annual additions allocated to a Participant’s Account under the Plan, together with the aggregate annual additions allocated to the Participant’s Accounts under all other defined contribution plans required to be aggregated with the Plan under the provisions of Section 415 of the Code, exceed the maximum amount permitted under Section 415 of the Code, the provisions of which are incorporated herein by reference.
          (b) If the limitations imposed by this Section 4.3 apply to a Participant who is entitled to annual additions under one or more tax-qualified plans with which the Plan is aggregated for purposes of Section 415 of the Code, the annual additions under the Plan and such other plan or plans will be reduced in the following order, to the extent necessary to prevent the Participant’s benefits and/or annual additions from exceeding the limitations imposed by this Section 4.3:
               (1) All other defined contribution plans in which the Participant participated and with which the Plan is aggregated for purposes of Section 415 of the Code, in an order based on the reverse chronology of the annual additions to the plans, beginning with the last annual addition and ending with the first annual addition; and
               (2) the Plan.

     4.4 Imposition of Limitations. Notwithstanding anything contained in the Plan to the contrary (except Section 3.5), the Administrative Committee may, in his sole discretion, limit the amount of a Contributions to be allocated to a Participant during a Plan Year to the extent that the Administrative Committee determines that the imposition of such a limit is necessary or appropriate to ensure that the Plan will satisfy the requirements of this Article. Any such limitation may be imposed on a Participant at any time and without advance notice to the Participant, and regardless of whether the Participant is covered by a collective bargaining agreement between employee representatives and an Employer. The Administrative Committee can impose limitations beyond those that are absolutely necessary to satisfy the requirements of this Article and may, in his sole discretion, impose more restrictive limitations that are designed to enable the Plan to satisfy those requirements by a reasonable margin. Notwithstanding anything contained in the Plan to the contrary, in the event that the Contributions to be allocated to a Participant for a particular payroll period would cause the limitations of Section 4.3 to be exceeded with respect to a Participant, the Contributions which otherwise would be made with respect to such Participant for such period will be first reduced or eliminated so that the limitations of Section 4.3 are not exceeded.
     4.5 Return of Excess Annual Additions, Deferrals and Contributions.
          (a) If a Participant’s Contributions or deemed Contributions to his After-Tax Account cause the annual additions allocated to a Participant’s Account to exceed the limit imposed by Section 4.3, such excess contributions (plus or minus any gains or losses thereon) will be returned to the Participant in the following order: (i) Employer Contributions (other than Additional Employer Contributions); (ii) Before-Tax Contributions; and (iii) Additional Employer Contributions. Contributions returned pursuant to this subsection (a) will be disregarded in applying the limits imposed by Sections 4.1 through 4.3.
          (b) After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Calendar Year have been distributed as provided in subsection (a), above, if a Participant’s aggregate elective deferrals (as defined in Section 402(g)(3) of the Code) with respect to a Calendar Year exceed the Contribution Dollar Limit, the following rules will apply to such excess (the Participant’s “excess deferrals”):
               (1) Not later than the first January 31 following the close of the Calendar Year, the Participant may allocate to the Plan all or any portion of the Participant’s excess deferrals for the Calendar Year (provided that the amount of the excess deferrals allocated to the Plan will not exceed the amount of the Participant’s Before-Tax Contributions to the Plan for the Calendar Year that have not been withdrawn or distributed) and will notify the Administrative Committee of any amount allocated to the Plan.
               (2) If excess deferrals have been made to this Plan, or any other plan maintained by a Commonly Controlled Entity, on behalf of a Participant for a Calendar Year, the Participant will be deemed to have allocated such excess deferrals to the Plan pursuant to subsection (b)(1), above, and the Plan will distribute such excess deferrals pursuant to subsection (b)(3), below.

               (3) As soon as practicable, but in no event later than the first April 15th following the close of the Calendar Year, the Plan will distribute to the Participant the amount allocated or deemed allocated to the Plan under subsection (b)(1) or (b)(2), above (plus or minus any gains or losses thereon). The distribution described in this subsection (b)(3) will be made notwithstanding any other provision of the Plan.
          (c) After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, after any excess deferrals (plus or minus any gains or losses thereon) with respect to a Calendar
Year have been distributed as provided in subsection (b), above, and after any action pursuant to Section 4.4 with respect to the Plan Year has been taken, if the actual deferral percentage for the Plan Year of HCEs exceeds the limit imposed by Section 4.2, the following rules apply:
               (1) (A) The amount of the excess contributions (determined in accordance with Section 401(k)(8)(B) of the Code and subparagraph (3), below), plus or minus any gains or losses thereon (including, in the discretion of the Administrative Committee, gains or losses attributable to the “gap period” within the meaning of Treasury Regulation §1.401(k)-1(f)(4)), will be distributed to HCEs, beginning with the HCE with the highest dollar amount of Before-Tax Contributions for the Plan Year in an amount required to cause that HCE’s Before-Tax Contributions to equal the dollar amount of the Before-Tax Contributions of the HCE with the next highest dollar amount of Before-Tax Contributions (or in such lesser amount that is equal to the total amount of excess contributions). The process described in the preceding sentence will continue until the reduction equals the total excess contributions made to the Plan.
                    (B) The distribution described in subparagraph (A), above, will be made as soon as practicable, but in no event later than the close of the Plan Year following the close of the Plan Year with respect to which the excess contributions were made.
                    (C) The gains or losses on excess contributions will be determined by multiplying the total annual earnings (positive or negative) for the Plan Year in the Participant’s Before-Tax Account by the following fraction:
                         (i) The numerator of the fraction will be the amount of the excess contributions.
                         (ii) The denominator of the fraction will be the Fair Market Value of the Participant’s Before-Tax Account as of the last day of the Plan Year (or at the end of the gap period, if elected by the Company), reduced by any positive earnings (or increased by any negative earnings) credited to the Participant’s Before-Tax Account for the Plan Year (and for the gap period, if elected by the Company).
Notwithstanding the preceding provisions of this subparagraph (C), in the discretion of the Administrative Committee, the gains and losses on excess contributions will be determined in accordance with any method permitted under the Code and the applicable Treasury Regulations.
               (2) In accordance with Treasury Regulations, the Administrative Committee may elect, in his sole discretion, to treat as a Contribution to a Participant’s After-

Tax Account the amount of the excess contributions attributable to a Participant who is an HCE, except to the extent that such a Contribution to a Participant’s After-Tax Account would cause the Plan to exceed (or to continue to exceed) the limit imposed by Section 4.3.
               (3) The excess contributions to the Plan will be determined in accordance with Section 401(k)(8)(B) of the Code by performing the hypothetical calculation described in this subparagraph (3). The actual deferral percentage of the HCE with the highest individual actual deferral percentage will be reduced to the extent necessary to cause his actual deferral percentage to equal the actual deferral percentage of the HCE with the second highest individual actual deferral percentage (or, if it would result in a lesser reduction, to the extent necessary to cause the Plan to satisfy the actual deferral percentage test under Section 4.2). The excess contribution to the Plan is the amount by which the Before-Tax Contributions of the HCE with the highest individual actual deferral percentage would have been reduced after the hypothetical reduction in actual deferral percentage described in the preceding sentence. This process will continue until no excess contributions remain.
The distribution described in subparagraph (1), above, will be made notwithstanding any other provision of the Plan. The amount distributed pursuant to subparagraph (1), above, or recharacterized pursuant to subparagraph (2), above, for a Plan Year with respect to a Participant will be reduced by any excess deferral previously distributed from the Plan to such Participant for the Participant’s taxable year ending with or within such Plan Year.
     4.6 Incorporation by Reference. Each incorporation by reference in this Article IV of the provisions of Sections 401(k)(3) and 415, and the specific underlying regulations thereunder, includes this incorporation by reference to any subsequent Internal Revenue Service guidance issued thereunder.

ARTICLE V
ACCOUNTING FOR PARTICIPANTS’
ACCOUNTS AND FOR INVESTMENT OPTIONS
     5.1 Individual Participant Accounting.
          (a) Account Maintenance. The Administrative Committee will cause the Accounts for each Participant to reflect transactions involving Contributions and other allocations thereto, loans, earnings, losses, withdrawals, distributions and expenses to be allocated and posted to the Accounts in accordance with the terms of this Plan. Financial transactions during or with respect to an Accounting Period will be accounted for at the individual Account level by allocating and posting each transaction to the Account as of a Settlement Date. At any point in time, the Fair Market Value of all of a Participant’s Accounts will be equal to the sum of the aggregate of the following amounts determined under (1), (2) and (3) with regard to each Investment Fund:
               (1) the (A) Fair Market Value of the portion of his Accounts invested in each Investment Fund under 5.2(a) multiplied by (B) the number of full and fractional units for each such Investment Fund posted to his Accounts;
               (2) the (A) Fair Market Value for the shares for the portion of his Accounts invested in each Investment Fund under 5.2(b) multiplied by (B) the number of full and fractional shares for each such Investment Fund posted to his Accounts; and
               (3) the Fair Market Value of any other assets of the Trust Fund (exclusive of assets described in (1) and (2)) in which a portion of his Accounts is invested or held.
          (b) Deadline for Investment Directions. For any Investment Election or Exchange Election to be processed as of a Trade Date, the Recordkeeper must receive the Investment Election or Exchange Election by the Sweep Time and such instructions will apply only to amounts held in and posted to the Accounts as of the Trade Date.
          (c) Suspension of Transactions. Whenever the Administrative Committee considers such action to be in the best interest of the Participants, the Administrative Committee in its discretion may suspend and change from time to time the Trade Date or Settlement Date or reset the Sweep Time.
          (d) How Fees and Expenses are Charged to Accounts. Account maintenance fees will be charged pro rata to each Account based on the ratio of the Fair Market Value of such Account to the aggregate Fair Market Value of all Accounts (to the extent such fees are not paid by the Employer), provided that no fee will reduce an Account balance below zero. Transaction type fees (such as loan set-up fees, etc.) will be charged to the Accounts involved in the transaction as determined pursuant to procedures adopted by the Administrative Committee. Fees and expenses incurred for the management and maintenance of Investment Funds will be charged at the Investment Fund level and reflected in the net gain or loss of each Investment Fund to the extent not paid by the Employer.
          (e) Error Correction. The Administrative Committee may correct any errors or omissions in the administration of the Plan by crediting or charging any Account with the amount that would have been allocated, credited or charged to the Account had no error or omission been made. Funds necessary for any such crediting will be provided through payment made by the Administrative Committee, or, if the Administrative Committee was not responsible for such error or omission, through payment by the Employer.
     5.2 Accounting for Investment Funds.
          (a) Unit Accounting. The investments in each Investment Fund designated by the Administrative Committee as subject to unit accounting will be maintained in full and fractional units.
          (b) Share Accounting. The investments in each Investment Fund designated by the Administrative Committee as subject to share accounting will be maintained in full and fractional shares.
     5.3 Accounts for Beneficiaries and Alternate Payees. A separate Account will be established for any Beneficiary entitled to any portion of a deceased Participant’s Account, and for an Alternate Payee as of the date and in accordance with the directions specified in the QDRO. Such Account will be valued and accounted for in the same manner as any other Account. Beneficiaries and Alternate Payees will be treated as Participants to the extent provided as follows:
          (a) Exchange Election. A Beneficiary or an Alternate Payee may direct or exchange the investment of such Account in the same manner as a Participant.
          (b) Withdrawals and Forms of Payment. Payment to a Beneficiary may be made as provided herein. An Alternate Payee will receive payment of the amount specified in the QDRO as soon as administratively possible, regardless of whether the Participant is an Employee or has attained his “earliest retirement age” (as defined in Section 414(p) of the Code), unless the QDRO specifically provides that payment be delayed, including at the election of the Alternate Payee. Payment may be made in the same forms as are available to the Participant with respect to whom the QDRO has been obtained, to the extent provided in the QDRO. Unless the QDRO provides otherwise, such distribution will be made pro rata from each of the Participant’s Accounts.
          (c) Participant Loans. A Beneficiary or an Alternate Payee will not be entitled to borrow from his Account. If a QDRO specifies that the Alternate Payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans will continue to be held in the Participant’s Account and will not be divided between the Participant’s and Alternate Payee’s Accounts.

          (d) Beneficiary. A Beneficiary or an Alternate Payee (to the extent provided for in the QDRO) may designate a Beneficiary in the same manner as a Participant.
     5.4 Transition Rules. The Administrative Committee may adopt such procedures, including imposing “transition” periods, as are necessary to accommodate any plan mergers, Investment Fund or accounting changes or events, or similar events as it determines are necessary for the proper administration of the Plan.

ARTICLE VI
INVESTMENT OPTIONS AND ELECTIONS
     6.1 Investment of Contributions.
          (a) Investment Elections. Each Participant may direct the Recordkeeper, by submission to the Recordkeeper of an Investment Election, to invest Contributions (and loan repayments) posted to his Accounts and other amounts allocated and posted to the Participant’s Account in one or more Investment Funds; provided, however, that Investment Elections may only be accepted for Rollover Contributions to the extent allowed by the Recordkeeper. Notwithstanding the above, Employer Contributions made in the form of Company Stock or Additional Employer Contributions will be invested directly in the EMJ Stock Fund. In the absence of an Investment Election, and subject to such rules as the Administrative Committee may make, any other Contributions (and loan repayments) will be invested in the applicable Default Fund set forth in Appendix 1.50.
          (b) Effective Date of Investment Election; Change of Investment Election. A Participant’s Investment Election will be effective with respect to an Investment Fund as soon as administratively possible after the date the Recordkeeper receives the Participant’s new Investment Election pursuant to procedures specified by the Administrative Services Agreement. A Participant’s Investment Election will continue in effect, notwithstanding any change in his Compensation or his Contribution Percentage, until the earliest of: (1) the effective date of a new Investment Election; or (2) the date he ceases to be a Participant.
     6.2 Investment of Accounts.
          (a) Exchange Election. Subject to Section 6.5, notwithstanding a Participant’s Investment Election, a Participant may direct the Recordkeeper, by submission of an Exchange Election to the Recordkeeper, to change the investment of his Accounts between 2 or more Investment Funds, on a pro rata basis with respect to each of the Participant’s Accounts (exclusive of the Participant’s loans).
          (b) Effective Date of Exchange Election. An Exchange Election to change a Participant’s investment of his Accounts in one Investment Fund to another Investment Fund will be effective with respect to such Investment Funds as soon as administratively possible after the date the Recordkeeper receives the Participant’s new Investment Election pursuant to procedures specified by the Administrative Services Agreement. Notwithstanding the foregoing, an Exchange Election made with respect to the balance of Accounts of a Participant who dies on or after the Effective Date will not be valid if it is made after such time that is established by the Administrative Services Agreement following the date the Recordkeeper is notified of such Participant’s death.
          (c) Delayed Effective Date. Notwithstanding any provision of this Section 6.2 to the contrary, if the sell portion of an Exchange Election can not be processed due to a problem in the market, a liquidity shortage in an Investment Fund or disruption of other sell or buy orders in another Investment Fund, the buy portion of the Exchange Election will not be processed on a Trade Date until the Settlement Date for the sell transaction.
     6.3 Investment Funds. The Plan’s Investment Funds are indicated in Appendix 1.50. In addition, a Designated Officer may, by amending the Plan, from time to time:
          (a) limit or freeze investments in, or transfers from, an Investment Fund;
          (b) liquidate, consolidate or otherwise reorganize an existing Investment Fund; or
          (c) add new Investment Funds to, or delete Investment Funds from, Appendix 1.50.
     6.4 Transition Rules. Effective as of the date designated by the Designated Officer on which any Investment Fund is addressed under Section 6.3, each Participant will have the opportunity to make new Investment Elections and Exchange Elections to the Recordkeeper. The Administrative Committee may take such action as the Administrative Committee deems appropriate, including, but not limited to:
          (a) using any reasonable accounting methods in performing his duties during the period of transition;
          (b) designating into which Investment Fund a Participant’s Accounts or Contributions will be invested;
          (c) establishing the method for allocating net investment gains or losses and the extent, if any, to which amounts received by and distributions paid from the Trust during this period share in such allocation;
          (d) investing all or a portion of the Trust’s assets in a short-term, interest-bearing Investment Fund during such transition period;
          (e) delaying any Trade Date or Settlement Date during a designated transition period or changing any Sweep Time during such transition period; or
          (f) designating how and to what extent a Participant’s Investment Election or Exchange Election will apply to Investment Funds.
     6.5 Restricted Investment Funds.
          (a) General. Notwithstanding anything contained herein to the contrary: (a) purchases and sales in the EMJ Stock Fund will be restricted for Participants subject to applicable statutory, stock exchange or Company trading restrictions; and (b) amounts invested hereunder will be subject to such restrictions as may be imposed by (i) the issuer of securities to an Investment Fund, or (ii) the investment manager or advisor of such Investment Fund. In addition, the Administrative Committee reserves the right to take any and all actions he determines to be appropriate to minimize plan disruptions, and to protect the interest of all Plan Participants, including disruptions caused by excessive Participant trading or for any other reason. Such actions may include establishing redemption fees (and the terms and conditions thereof) or establishing rules which may operate to limit or restrict Participant rights under the Plan to effectuate transactions. The Administrative Committee may implement such actions without prior notice to Plan Participants.
          (b) Limitation After Initial Public Offering. In addition to any diversification right set forth in Section 6.5(c), on or after the closing of the Company’s initial public offering on April 20, 2005 (the “IPO Closing Date”), subject to any applicable restrictions imposed by any agreement entered into by all principal Company shareholders, including the Trust, and the underwriter or underwriters managing the Initial Public Offering, or by any agreement entered into between any Participant and the Company, such Participant may only make an Exchange Election to diversify into other Investment Funds a number of shares of Company Stock held in the EMJ Stock Fund in which the Participant’s Account is invested not exceeding the difference of (x) the number of shares of Company Stock allocated to the Participant’s After-Tax Account, Match Account, Company Stock Account, PAYSOP Account and Rollover Account as of the IPO Closing Date plus the number of shares of Company Stock allocated to the Participant’s Accounts at any time thereafter, including Additional Employer Contributions (but excluding any such shares acquired by virtue of the Participant’s Exchange Election or Investment Election on and after the Effective Date to transfer a portion of his Accounts into the EMJ Stock Fund), multiplied (y) by (i) 25% on or after the date 6 months after the IPO Closing Date but before the date 12 months after the IPO Closing Date, (ii) 50% on or after the date 12 months after the IPO Closing Date but before the date 18 months after the IPO Closing Date, (iii) 75% on or after the date 18 months after the IPO Closing Date but before the date 24 months after the IPO Closing Date, and (iv) 100% on or after the date 24 months after the IPO Closing Date less (z) the number of shares of Company Stock, if any, previously transferred by the Participant under any provision of this Section 6.5(b) and Section 6.5(c) at any time on or after the IPO Closing Date. In addition, subject to any applicable restrictions imposed by any agreement entered into by all principal Company shareholders, including the Trust, and the underwriter or underwriters managing the Company’s initial public offering, or by any agreement entered into between any Participant and the Company, Participants may elect to make Exchange Elections to transfer out of the EMJ Stock Fund any shares acquired by virtue of the Participant’s prior Exchange Election to transfer, or prior Investment Election to invest, a portion of his Accounts into the EMJ Stock Fund.
          (c) Diversification Rights.
               (1) Diversification. A Participant who has attained age 55 and completed at least ten years of participation in the Plan (including any years of participation in the Kilsby ESOP, the Republic ESOP or the ECAP) shall be notified of his right to elect to “diversify” a portion of the balances in his Employer Contribution Account composed of his “Company Stock Account,” “PAYSOP Account,” “Rollover Account” and “Matching Account,” attributable to shares of Company Stock acquired by the Trust (including the Trusts under the Kilsby ESOP, the Republic ESOP or the ECAP) after December 31, 1986 and prior to April 1, 1999 (“Post-1986 Shares”), as provided in Section 401(a)(28)(B) of the Code. An election to

“diversify” must be made on the prescribed form and filed with the Administrative Committee within the 90-day period immediately following the Allocation Date of a Plan Year in the Election Period. For purposes of this Section 6.5(c), the “Election Period” means the period of six consecutive Plan Years beginning with the Plan Year in which the Participant first becomes eligible to make an election.
               (2) Amount of Diversification. For each of the first five Plan Years in the Election Period, the Participant may elect to “diversify” an amount which does not exceed 25% of the number of Post-1986 Shares allocated to his Employer Contribution Account composed of his Company Stock Account, and his PAYSOP Account and Matching Account, since the inception of the Plan, the Kilsby ESOP, the Republic ESOP or the ECAP, less all shares with respect to which amounts have previously been “diversified” under this Section 6.5(c). In the case of the sixth Plan Year in the Election Period, the Participant may elect to “diversify” an amount which does not exceed 50% of the number of Post-1986 Shares allocated to his Employer Contribution Account composed of his Company Stock Account, and his PAYSOP Account and Matching Account, since the inception of the Plan, the Kilsby ESOP, the Republic ESOP or the ECAP, less all shares with respect to which amounts have previously been “diversified” under this Section 6.5(c). No “diversification” election shall be permitted if the balance of Post-1986 Shares in a Participant’s Employer Contribution Account composed of his Company Stock Account, and his PAYSOP Account and Matching Account as of the Allocation Date of the first Plan Year in the Election Period has a Fair Market Value of $500 or less, unless and until the balance of Post-1986 Shares in his Employer Contribution Account composed of his Company Stock Account, and his PAYSOP Account and Matching Account as of a subsequent Allocation Date in the Election Period exceeds $500.
               (3) “Diversification Extension.” Notwithstanding anything contained in the Plan to the contrary, a Participant who was previously eligible to elect to diversify Post-1986 Shares under part (1) of this part (c) and who did not elect to so diversify the entire amount eligible for diversification during the six year diversification period applicable to such Participant (and who is now ineligible to make any election under part (1) of this part (c)) or who has had additional shares contributed to his Account after the diversification period under part (1) of this part (c), shall be permitted to elect to diversify up to 50% of the number of Post-1986 Shares allocated to his Company Stock Account, PAYSOP Account and Matching Account since the inception of the Plan, the Kilsby ESOP, the Republic ESOP or the ECAP less all shares with respect to which amounts have previously been diversified under part (a) of this part (c). An election to “diversify” must be made on the prescribed form and filed with the Administrative Committee within the 90-day period immediately following the Allocation Date of a Plan Year.
               (4) “Diversification” will be effected (a) by a distribution of Company Stock with respect to the portion of their Accounts invested in the EMJ Stock Fund which are comprised of the Company Stock Accounts, PAYSOP Accounts and Matching Accounts, and (b) by changing the investment of such Accounts in accordance with the provisions of Section 6.2 dealing with an Exchange Election, with respect to which a “diversification” election is made.

               (5) Excluded Shares. Notwithstanding anything contained in the Plan to the contrary, the number of shares that can be diversified under this Section (c)(2) or (c)(3) at any time on or after the end of the 24-month period described in Section 6.5(b) (the ‘freeze date’) shall be calculated by ignoring any shares allocated to the Participant’s Account after the freeze date.
     6.6 Risk of Loss. Neither the Plan nor the Company guarantees that the Fair Market Value of the Investment Funds, or of any particular Investment Fund, will be equal to or greater than the amounts invested therein. Neither the Plan nor the Company guarantees that the Fair Market Value of the Accounts will be equal to or greater than the Contributions allocated thereto. Except as required pursuant to ERISA, each Participant will have sole responsibility for the investment of his Accounts and for transfers among the available Investment Funds, and no fiduciary, or other person will have any liability for any loss or diminution in Fair Market Value resulting from any Participants’ exercise of, or failure to exercise, such investment responsibility. Each Member assumes all risk of any decrease in the Fair Market Value of the Investment Funds and the Accounts. The Plan is intended to constitute a plan described in Section 404(c) of ERISA.
     6.7 Interests in the Investment Funds. No Member will have any claim, right, title, or interest in or to any specific assets of any Investment Fund until distribution of such assets is made to such Member. No Member will have any claim, right, title, or interest in or to the Investment Fund, except as and to the extent expressly provided herein.
     6.8 Sole Source of Benefits. Members may only seek payment of benefits under the Plan from the Trust, and except as otherwise required by law, the Employer assumes no responsibility or liability therefor.
     6.9 Alternate Payees and Beneficiaries. See Section 5.3 for the treatment of Alternate Payees and Beneficiaries as Participants for purposes of this Article VI.

ARTICLE VII
VESTING AND FORFEITURES
     7.1 Full Vesting in Employer Contribution Account. An Active Participant will have a 100 percent nonforfeitable interest in his Employer Contribution Account and his Prior Stock Bonus Account if:
          (a) he is credited with at least 5 years of Credited Service;
          (b) he attains age 65;
          (c) he becomes Disabled;
          (d) he dies; or
          (e) was an employee of an employer under the Kilsby ESOP or an employee of Earle M. Jorgensen Company on May 2, 1990.
     7.2 Vesting.
          (a) General. Subject to subparagraph (b) of this Section 7.2, a Participant with an Employer Contribution Account or Prior Stock Bonus Account who does not have a 100 percent nonforfeitable interest in such Accounts in accordance with Section 7.1 above, will have a nonforfeitable interest in a portion of such Accounts as determined in accordance with the following schedule:

Nonforfeitable
Credited Service	Percentage
Less than One Year	0%
One Year	20%
Two Years	40%
Three Years	60%
Four Years	80%
Five Years or More	100%
          (b) Vesting After Breaks in Service. If a Participant who does not have a nonforfeitable percentage of 100% in his Employer Contribution Account or Prior Stock Bonus Account receives a withdrawal or distribution from his Employer Contribution Account or Prior Stock Bonus Account and the portion of the forfeitable Accounts have not yet been forfeited under Section 7.4 as of the determination date, until his nonforfeitable percentage becomes 100% vested, his nonforfeitable portion of his Employer Contribution Account or Prior Stock Bonus Account as of a determination date will be an amount (“X”) determined by the formula: X = P (AB + D) — D. For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the account balance at the determination date; and D is the amount of the withdrawal or distribution.
     7.3 Vesting in Before-Tax, After-Tax and Rollover Accounts. A Participant always has a 100 percent nonforfeitable interest in his Before-Tax, After-Tax, Match Account, PAYSOP Account and Rollover Accounts.
     7.4 Forfeitures. The forfeitable portion of his Employer Contribution Account or Prior Stock Bonus Account of an Inactive Participant will be forfeited upon the occurrence of 5 or more consecutive Breaks in Service.
     7.5 Application of Forfeitures. Forfeitures may be applied to reduce the Employer’s obligation to pay Plan expenses and then any amounts remaining will be allocated pursuant to Section 3.3.

ARTICLE VIII
PARTICIPANT LOANS
     8.1 Participant Loans Permitted. An Active Participant will be eligible for a loan with respect to all of his Accounts pursuant to this Article VIII only to the extent: (a) the Participant will not be in default on the loan under Section 8.9 immediately after the loan is made; and (b) in the case of a Participant who has previously defaulted on a loan (other than a Participant whose outstanding loan balance was repaid in full in accordance with Section 8.10(c) or who received the defaulted loan in an actual (not deemed) distribution), the defaulted loan (plus interest accrued from the date of the default) has been repaid in full. All loan limits are determined as of the Settlement Date as of which the loan is funded.
     8.2 Loan Funding Limits. The loan amount must be within the following limits:
          (a) Plan Maximum Limit. Subject to the legal limit described in (b) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50 percent of his following Accounts in which the Participant has a 100% nonforfeitable percentage; disregarding any amount subject to a QDRO:

Before-Tax Account
Before-Tax Rollover Account
Employer Contribution Account
After-Tax Rollover Account
Post-86 Stock Bonus Account
Post-86 Money Purchase Account
Notwithstanding the amount determined in the preceding sentence, in no event may the Participant borrow more from such Accounts than the Fair Market Value of such Accounts minus the Fair Market Value of such Accounts invested in the EMJ Stock Fund.
          (b) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing loans, is based upon the Fair Market Value of his nonforfeitable interest in this Plan and all other qualified plans maintained by a Commonly Controlled Entity (the “Vested Interest”). The maximum amount is equal to 50 percent of his Vested Interest, not to exceed $50,000. However, the $50,000 amount is reduced by the Participant’s highest outstanding balance of all loans from any Commonly Controlled Entity’s qualified plans during the 12-month period ending on the day before the Trade Date on which the loan is requested.
          (c) Loan Minimum Limit. The minimum amount a Participant can borrow with respect to each loan at any time is $1,000.
     8.3 Maximum Number of Loans. A Participant may have only one loan outstanding from the Plan at any time.

     8.4 Source of Loan Funding. A loan to a Participant will be made solely from the assets of his own Accounts. The available assets will be determined first by Contribution Account. The hierarchy for loan funding by type of Contribution Account will be the order listed in Section 8.2(a). Within each Account used for funding, amounts will be taken by Investment Fund in direct proportion to the Fair Market Value of the Participant’s interest in each Investment Fund as of the Trade Date on which the loan is requested, unless the Participant elects otherwise.
     8.5 Interest Rate. The interest rate charged on Participant loans will be fixed throughout the term of the loan and will equal one plus the prime rate, as published in the Western Edition of The Wall Street Journal, in effect on the last Business Day of the calendar quarter immediately preceding the calendar quarter in which the loan request is received by the Administrative Committee.
     8.6 Repayment. Substantially level amortization will be required of each loan with payments made at least monthly. Loans may be prepaid in full at any time. The loan repayment period will be as mutually agreed upon by the Participant and the Administrative Committee, not to exceed five years or fifteen years if the loan is used by the Participant to acquire the Participant’s principal residence.
     8.7 Reinvestment of Repayments. Loan payments will be invested in Investment Funds based upon the Participant’s current Investment Election for that Account except that the current Investment Election in effect for Before-Tax Contributions will also be applied for amounts posted to the Participant’s Rollover Account.
     8.8 Loan Application, Note and Security. A Participant must apply to the Recordkeeper for any loan in accordance with the procedures established by the Administrative Services Agreement. The Recordkeeper will administer Participant loans and will specify the time frame for approving loan applications. All loans will be evidenced by a promissory note and security agreement and secured only by up to 50 percent of a Participant’s nonforfeitable Account balance determined immediately after the origination of the loan. The Plan will have a lien on such portion of a Participant’s Account to the extent of any outstanding loan balance. Each such note will constitute an asset of each of the Accounts from which the source of the loan originated. Likewise, each security agreement will represent a liability of each of the Accounts, but only to the extent that the note constitutes an asset of such Account.
     8.9 Default.
          (a) A Participant will default on a loan if any of the following events occurs:
               (1) the Participant’s death;
               (2) the Participant’s failure to make the equivalent of one month’s payment of principal and interest on the loan;

               (3) the Participant misses more than one month’s repayment but the loan’s term cannot be extended to recover these repayments without extending its term beyond 5 years;
               (4) the Participant’s failure to perform or observe any covenant, duty, or agreement under the promissory note evidencing the loan;
               (5) receipt by the Plan of an opinion of counsel to the effect that (A) the Plan will, or could, lose its status as a tax-qualified Plan unless the loan is repaid or (B) the loan violates, or might violate, any provision of ERISA;
               (6) any portion of the Participant’s Account that secures the loan becomes payable to the Participant, his surviving Spouse or Beneficiary, an Alternate Payee, or any other person; or
               (7) the termination of the Plan.
     8.10 Foreclosure.
          (a) If a default on a loan occurs, the Participant, the Participant’s estate, or any other person will have 90 days from the date of the default to pay the entire outstanding balance of the loan to the Plan. Upon the death of the Participant, payment may only be made by certified check or such other means acceptable to the Administrative Committee.
          (b) If full repayment does not happen under Section 8.10(a), the Participant’s nonforfeitable interest in his Account securing the loan will be applied immediately, to the extent lawful, when and to the extent the Participant’s Account is then available for withdrawal in accordance with the applicable provisions of the Plan, to pay the entire outstanding balance of the loan (together with accrued and unpaid interest).
          (c) Notwithstanding the foregoing, no portion of the Participant’s Before-Tax Account, or other Accounts which are not available to be withdrawn, will be withdrawn or applied to pay an outstanding loan before the date on which it is otherwise withdrawable under the Plan. In the event of a default and failure to repay under Section 8.10(a), the Administrative Committee will direct the Trustee to report the unpaid balance of the loan (less amounts withdrawn under Section 8.10(b)) as a taxable distribution. To the extent that the Participant’s nonforfeitable interest in his Account securing the loan has not been applied under Section 8.10(b) to pay the entire outstanding balance of the loan (together with accrued and unpaid interest), (i) the loan may be repaid, (ii) the loan will be considered outstanding for purposes of Section 8.3 and (iii) any repayment will be allocated and posted to the Participant’s After-Tax Account (other than for purposes of Article IV).
          (d) Any failure by the Administrative Committee to enforce the Plan’s rights with respect to a default on a loan will not constitute a waiver of such rights either with respect to that default or any other default.
     8.11 Spousal Consent. Spousal Consent will not be required for any loan.

     8.12 Special Rules Concerning Loan Repayments While on Qualified Military Leave. Notwithstanding anything contained herein to the contrary, if an Employee fails to make one or more loan repayments while he is on a qualified military leave of absence (as defined in accordance with Section 414(u)(5) of the Code), no loan will be deemed to be in default solely as a result of such failure. As of the end of the qualified military leave of absence, the term of any outstanding loan will be extended by the period of the qualified military leave of absence and the outstanding loan balance will be reamortized to reflect interest accrued during such period. If such an extension would, after reamortizing such loan to reflect loan repayments made and interest accrued during such qualified military leave of absence, result in smaller monthly loan repayments than under the terms of the original loan, then the loan term will be extended but only for such time to ensure that monthly loan repayments following the qualified military leave of absence are at least equal to monthly loan repayments under the terms of the original loan.

ARTICLE IX
WITHDRAWALS
     9.1 Withdrawals from After-Tax Account. By applying to the Recordkeeper in the form and manner prescribed by the Administrative Services Agreement, an Active Participant may elect to withdraw any amounts contributed to his After-Tax Account up to the entire Fair Market Value of his After-Tax Account. The withdrawal will be taken first from any amounts contributed to his After-Tax Account made prior to 1987. When pre-1987 contribution amounts are exhausted, such withdrawal will be taken from the balance of the After-Tax Account with a portion of each withdrawal representing a return of amounts contributed to his After-Tax Account in an amount equal to the product of (a) the total withdrawal multiplied by (b) a fraction, the numerator of which is the Participant’s total contributions remaining in the After-Tax Account, and Rollover Contributions allocated to the After-Tax Rollover Account, prior to the withdrawal and the denominator of which is the Fair Market Value of the balance of the After-Tax Account and After-Tax Rollover Account.
     9.2 Withdrawals from Rollover Account. By applying to the Recordkeeper in the form and manner prescribed by the Administrative Services Agreement, an Active Participant may elect to withdraw any portion, up to the entire Fair Market Value of his Rollover Account. The withdrawal will be taken pursuant to the rules set forth in Section 9.1.
     9.3 Withdrawals from Before-Tax Account for Hardship.
          (a) Subject to the provisions of this Section 9.3, an Active Participant may apply to the Recordkeeper in the form and manner prescribed by the Administrative Services Agreement, for a withdrawal from his Before-Tax Account excluding any earnings posted to his Before-Tax Account after December 31, 1988; provided that he has first withdrawn the total Fair Market Value of his After-Tax Account and the total Fair Market Value of his Rollover Account.
          (b) A withdrawal under this Section 9.3 will be permitted only if the Administrative Committee determines that such withdrawal is (1) on account of a Participant’s “Deemed Financial Need” and (2) “Deemed Necessary” to satisfy the financial need.
          A “Deemed Financial Need” will be limited to financial commitments relating to:
               (1) costs directly related to the purchase or construction (excluding mortgage payments or balloon payments) of a Participant’s principal residence;
               (2) the payment of expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant’s Spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for those persons to obtain medical care described in Section 213(d) of the Code;
               (3) payment of tuition and related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his Spouse, children or dependents (as defined in Section 152 of the Code);

               (4) necessary payments to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence; or
               (5) the payment of funeral or burial expenses for the Participant’s Spouse or any dependents of the Participant (as defined in Section 152 of the Code).
          A withdrawal is “Deemed Necessary” to satisfy the financial need only if all of these conditions are met:
               (1) the withdrawal may not exceed the dollar amount needed to satisfy the Participant’s documented financial hardship, plus an amount necessary to pay federal, state, or local income taxes or penalties reasonably anticipated to result from such withdrawal;
               (2) the Participant must have obtained all distributions, other than financial hardship distributions, and all nontaxable loans under all plans maintained by any Commonly Controlled Entity; and
               (3) the Participant will be suspended from making Before-Tax Contributions (or similar contributions under any other qualified or nonqualified plan of deferred compensation maintained by a Commonly Controlled Entity) for at least 6 months from the date the withdrawal is received.
     9.4 Withdrawals On or After Age 59 1/2. By applying to the Recordkeeper in the form and manner prescribed by the Administrative Services Agreement, an Active Participant who has attained the age of 59 1/2, may elect to withdraw any portion, up to the entire nonforfeitable, Fair Market Value of his Accounts.
     9.5 Total Withdrawals. By applying to the Recordkeeper in the form and manner prescribed by the Administrative Services Agreement, an Inactive Participant may make a total withdrawal from all Accounts of the entire nonforfeitable portion of those Accounts.
     9.6 Withdrawal Processing Rules.
          (a) Minimum Amount. Except for Section 9.5, there is no minimum amount for any type of withdrawal.
          (b) Permitted Frequency. There is no maximum number of withdrawals permitted in any Plan Year.
          (c) Application by Participant. A Participant must submit a withdrawal request to the Recordkeeper in accordance with procedures established by the Administrative Services Agreement.
          (d) Approval by Administrative Committee. The Recordkeeper is responsible for determining that a withdrawal request conforms to the requirements described in this Section 9.6.

          (e) Time of Processing. Except as otherwise provided herein, the Recordkeeper will process all withdrawal requests which it receives by the Sweep Time that relates to the Payment Date, based on the Fair Market Value of the fund available on the Settlement Date. The Recordkeeper will then make payment to the Participant as soon thereafter as is administratively possible.
          (f) Medium and Form of Payment. The medium of payment for withdrawals is all cash; provided however, a withdrawal may be paid, as directed by the Participant, all in kind to the extent the withdrawal is funded from the EMJ Stock Fund. The form of payment for all withdrawals will be a single installment.
          (g) Investment Fund Sources. Within each Account used for funding a withdrawal, amounts will be taken by Investment Fund in direct proportion to the Fair Market Value of the Participant’s interest in each Investment Fund (which excludes the Participant’s loans) as of the Settlement Date on which the withdrawal is funded.
          (h) Direct Rollover. With respect to any cash payment hereunder which constitutes an Eligible Rollover Distribution, a Distributee may direct the Recordkeeper to have such payment paid to an Eligible Retirement Plan.
          (i) Outstanding Loan. Notwithstanding any other provision of this Article IX, the portion of a Participant’s Account that secures a loan to such Participant under Article VIII may not be taken as a withdrawal.
          (j) Spousal Consent. Spousal Consent will not be required for any withdrawal.
          (k) Required Withdrawals. Notwithstanding any provision of the Plan to the contrary, the Payment Date of the Accounts of an Active Participant will be paid in accordance with the provisions of Article X of the Plan.
     9.7 Alternate Payees and Beneficiaries. See Section 5.3 for the application of the provisions of this Article IX to Alternate Payees and Beneficiaries. In the event of a Participant’s death, see Article XII for the rules regarding the timing and form of distributions following such Participant’s death.

ARTICLE X
ADDITIONAL PROVISIONS
FOR AN INACTIVE PARTICIPANT
     10.1 Request for Withdrawal of Benefits.
          (a) Request for Withdrawal. Subject to the other requirements of this Article, an Inactive Participant may elect to have all of his nonforfeitable balance of his Accounts paid to him beginning upon any Payment Date following his Termination of Employment (and prior to a Reemployment Date) in a form of payment allowed hereunder.
          (b) Failure to Request Withdrawal. If an Inactive Participant fails to submit a withdrawal request to the Recordkeeper in accordance with procedures established by the Administrative Services Agreement by the Required Beginning Date described in Article XII, each minimum payment required by Article XII will be valued as of the Valuation Date which immediately precedes such latest date of withdrawal (the “Default Valuation Date”) and such withdrawal will be issued to his last known address. If the payment is returned to the Trust, each minimum payment required by Article XII determined on the Default Valuation Date will be treated as a forfeiture. If the Participant subsequently files a claim, the amount forfeited (unadjusted for gains and losses) will be reinstated to his Accounts and distributed as soon as administratively possible, and such payment will be accounted for by charging it against the Forfeitures or, to the extent the Forfeitures are insufficient, by a contribution from the Employer of the affected Inactive Participant.
     10.2 Deadline for Withdrawal.
          (a) Required Commencement at Retirement. Except as provided in Section 10.2(b), a Participant must make a request for payment to the Recordkeeper before payment must commence under this Section 10.2(a). In addition to any other Plan requirements and unless the Inactive Participant elects otherwise, or cannot be located, but subject to the preceding sentence, the Payment Date of an Inactive Participant’s nonforfeitable balance of his Accounts will be not later than 60 days after the latest of the close of the Plan Year in which: (i) the Participant attains the earlier of age 65 or his Normal Retirement Date; (ii) occurs the tenth anniversary of the Plan Year in which the Inactive Participant commenced participation in the Plan; or (iii) the Participant had a Termination of Employment. However, if the amount of the payment or the location of the Inactive Participant (after a reasonable search) cannot be ascertained by that deadline, payment will be made no later than 60 days after the earliest date on which such amount or location is ascertained.
          (b) Minimum Required Distributions. In any case, the Payment Date of the balance of his Accounts of a Participant (i) who is not an Employee, or (ii) who is an Employee and who is a 5-percent owner (as defined in Section 416 of the Code), will not be later than April 1 following the calendar year in which the Participant attains age 70-1/2 (with required distributions to be made by each December 31 thereafter).

     10.3 Payment Form and Medium.
          (a) Form. An Inactive Participant’s nonforfeitable Accrued Benefit may be paid in the form of a single sum. Within each Account used for funding a withdrawal, amounts will be taken by Investment Fund in direct proportion to the Fair Market Value of the Participant’s interest in each Investment Fund at the Settlement Date for which the distribution is funded, unless the Participant elects a withdrawal from specific Investment Fund(s).
          (b) Medium. Payments will be made in cash; alternatively, to the extent the withdrawal is funded from the EMJ Stock Fund, the Inactive Participant can elect to receive payment in whole shares of Company Stock or a combination of whole shares and cash.
     10.4 Small Amounts Paid Immediately.
          (a) If the Fair Market Value of an Inactive Participant’s nonforfeitable Accounts is $1,000 or less at any time, including after withdrawals, the Inactive Participant’s balance of his Accounts will be paid by the Recordkeeper as a single sum as soon as administratively possible, pursuant to such procedures as may be established by the Administrative Services Agreement.
          (b) Except as otherwise provided in Section 10.2, a Participant’s Accounts will be distributed following his Termination of Employment, but only at the time and in the manner described in this Article X. If the Fair Market Value of a Participant’s Accounts exceeds $1,000, no portion of his Accounts may be distributed to him without his written consent; see Subsection 10.2 if consent is not provided.
     10.5 Continued Payment of Amounts in Payment Status on Effective Date. Any person who became an Inactive Participant on the Effective Date only because he has Accounts and who had commenced to receive payments prior to the Effective Date will continue to receive such payments in the same form and payment schedule under this Plan.
     10.6 Direct Rollover. With respect to any cash payment hereunder which constitutes an Eligible Rollover Distribution, a Distributee may direct the Administrative Committee to have such payment paid to an Eligible Retirement Plan.
     10.7 Delay. Notwithstanding any other provision of the Plan, a payment will not be considered to be made after the applicable Payment Date merely because actual payment is reasonably delayed for the calculation and/or distribution of the benefit amount, or to ascertain the location of the payee, if all payments due are actually made.
     10.8 Alternate Payees and Beneficiaries. See Section 5.3 for the application of the provisions of this Article X to Alternate Payees and Beneficiaries. In the event of a Participant’s death, see Article XII for the rules regarding the timing and form of distributions following such Participant’s death.

ARTICLE XI
DISTRIBUTION OF ACCRUED BENEFITS ON DEATH
     11.1 Payment to Beneficiary. In the case of a Participant’s death, distribution of the Participant’s nonforfeitable Accounts will be made to the Beneficiaries as soon as reasonably possible in accordance with procedures established by the Administrative Services Agreement.
     11.2 Beneficiary Designation.
          (a) Prior Designation. On and after the Effective Date and until October 1, 2005, the Participant’s Beneficiary designation under this Plan in effect immediately prior to the Effective Date will remain effective for the Employer’s Contribution Account and for all other Accounts which existed under this Plan prior to the Effective Date. On and after the Effective Date and until October 1, 2005, the Participant’s Beneficiary designation under the ECAP in effect immediately prior to the Effective Date will remain in effect for all Accounts under the ECAP prior to the Effective Date. On and after October 1, 2005, only a Beneficiary designation received by the Recordkeeper will be effective.
          (b) Manner of Designation. Each Participant may designate the Beneficiary who is to receive the Participant’s remaining Plan interest at his death. The Participant may change his designation of Beneficiary by filing a new designation with the Administrative Committee. Notwithstanding any designation to the contrary, the Participant’s Beneficiary will be the Participant’s surviving Spouse, unless such designation includes Spousal Consent. In the absence of Spousal Consent, a Participant will be deemed to have designated his surviving Spouse as his Beneficiary unless and to the extent that such designation is inconsistent with a QDRO. If the Participant dies leaving no Spouse and either (1) the Participant failed to file a valid Beneficiary designation, or (2) all persons designated as Beneficiary have predeceased the Participant, the Administrative Committee will have the Trustee distribute such Participant’s balance of his Accounts in a single sum to his estate by December 31 of the year in which the fifth anniversary of the Participant’s death occurs.
          (c) Revocation. Subject to the provisions of this Section, a Participant may designate a Beneficiary under the Plan at any time by making the designation to the Recordkeeper in the form and manner and at the time determined by the Administrative Services Agreement. No such designation will be effective until and unless it is received by the Recordkeeper.
          (d) Spouse as Beneficiary. Subject to the provisions of this Section, a Participant may revoke a prior designation of a Beneficiary at any time by making the revocation in the form and manner and at the time determined by the Administrative Services Agreement. No such revocation will be effective until and unless it is received by the Recordkeeper.
          (e) QDRO. Subject to the provisions of this Section, if a Participant designates his Spouse as his Beneficiary, except to the extent required by applicable law, that designation will not be revoked or otherwise altered or affected by any:

               (1) change in the marital status of the Participant and such Spouse,
               (2) agreement between the Participant and such Spouse.
          (f) Death. If a Participant designates his Spouse as his Beneficiary, and the Administrative Committee receives a QDRO with respect to the marriage, separation or divorce of the Participant and such Spouse, such Spouse will cease to be the Participant’s Beneficiary unless and until the Participant again designates his Spouse as his Beneficiary in accordance with the provisions of this Section, except to the extent otherwise provided in the QDRO.
          (g) A Participant’s Beneficiary may not be changed following the Participant’s death, including, but not limited to, by a disclaimer otherwise valid under applicable law.
     11.3 Direct Rollover. With respect to any cash payment hereunder which constitutes an Eligible Rollover Distribution, a Distributee may direct the Recordkeeper to have such payment paid to an Eligible Retirement Plan.
     11.4 Alternate Payees and Beneficiaries. See Section 5.3 for the application of the provisions of this Article XI to Alternate Payees and Beneficiaries. Notwithstanding anything herein to the contrary, the death of a Beneficiary will not extend the time period described in Section 11.1 with respect to the Beneficiary of such Beneficiary, if any.

ARTICLE XII
MINIMUM DISTRIBUTION REQUIREMENTS
     12.1 General Rules.
          (a) Precedence. The requirements of this Article XII will take precedence over any inconsistent provisions of the Plan.
          (b) Requirements of Treasury Regulations Incorporated. All distributions required under this Article XII will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.
          (c) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 12.5, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to Section 242(b)(2) of TEFRA.
     12.2 Time and Manner of Distribution.
          (a) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.
          (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
               (1) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
               (2) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this provision will apply as if the surviving Spouse were the Participant.
               (3) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

               (4) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 12.2(b), other than Section 12.2(b)(1), will apply as if the surviving Spouse were the Participant.
     For purposes of this Section 12.2(b) and Section 12.4 below, unless Section 12.2(b)(4) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 12.2(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 12.2(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date, or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 12.2(b)(1), the date distributions are considered to begin is the date distributions actually commence.
          (c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 12.3 and 12.4. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
     12.3 Required Minimum Distributions During Participant’s Lifetime.
          (a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
               (1) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
               (2) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.
          (b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 12.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

     12.4 Required Minimum Distributions After Participant’s Death.
          (a) Death On or After Date Distributions Begin.
               (1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:
                    (A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
                    (B) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
                    (C) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
               (2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
          (b) Death Before Date Distributions Begin.
               (1) Participant Survived by Designated Beneficiary. To the extent Section 12.2(b)(2) does not contain the ‘five-year rule,’ if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 12.4(a).
               (2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
               (3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 12.2(b)(1), this Section 12.4(b) will apply as if the surviving Spouse were the Participant.
     12.5 Definitions.
          (a) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 11.2 and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.
          (b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 12.2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
          (c) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
          (d) Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any Contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
          (e) Required Beginning Date. The date specified in Section 10.2 of this Plan.

ARTICLE XIII
PLAN ADMINISTRATION AND COMPANY ACTIONS
     13.1 General.
          (a) Establishment of Authority. The Company, through the authority vested in its Board, hereby establishes:
               (1) the Administrative Committee and enables the Administrative Committee to have the Authority or Discretion to act, to the extent provided in the Plan or Trust, on behalf of the Plan or Trust, but not on behalf of the Company; and
               (2) the Investment Committee and enables the Investment Committee to have the Authority or Discretion to act, to the extent provided in the Plan or Trust, on behalf of the Plan or Trust, but not on behalf of the Company.
          (b) Designated Officer Acting as the Company. The Designated Officer acting as the Company has all powers necessary, incidental or desirable to act as an Employer and all powers necessary, incidental or desirable to carrying out the duties and rights assigned by the Plan or Trust to the Designated Officer acting as the Company. This grant of power is nonexclusive and, by way of illustration and not limitation, these powers will include the power to:
               (1) amend the Plan in any manner which, in the reasonable opinion of the Designated Officer acting as the Company, does not have a material effect on cost to the Employer(s) of, or benefits in the aggregate under, the Plan;
               (2) identify any person or entity as a Named Fiduciary, and allocate to them their duties and responsibilities, in the manner provided herein;
               (3) determine what expenses, if any, related to the operation and administration of the Plan or Trust and the investment of Plan or Trust assets, will be paid from Employer assets, subject to applicable law;
               (4) establish such policies and make such delegations or designations as may be necessary or incidental to the Designated Officer’s authority and control over the Plan or Trust acting as the Company;
               (5) retain, monitor and terminate such service providers and advisors as it considers appropriate to perform Employer activities with respect to the Plan or Trust and to delegate any of its duties, as appropriate, to such service providers and advisors; to determine appropriate fees for such service providers and advisors; and to ensure that appropriate contracts (under terms acceptable to the Designated Officer acting as the Company) are signed and in place with such service providers and advisors;

               (6) consult with legal counsel, independent consulting or evaluation firms, accountants, actuaries, or other advisors, as necessary, to perform its functions;
               (7) adopt, amend or terminate, in part or completely, a Trust document;
               (8) determine the funding policy for the Plan, including the level of contributions to be paid by Members and whether benefits are self-funded or insured;
               (9) add a corporation or business entity as an Employer and remove such corporation or entity as an Employer, on such terms and in such manner as the Designated Officer acting as the Company in its discretion will determine; and
               (10) take any other actions it deems necessary, incidental or desirable to the performance of the duties of the Designated Officer acting as the Company, including the power to delegate that power to any persons.
          (c) Administrative Committee Acting as a Named Fiduciary.
               (1) The Administrative Committee acting as a Named Fiduciary and, subject to subparagraph (2) hereof, has all the Authority or Discretion of a Named Fiduciary. This grant of Authority or Discretion is exclusive, subject to the power of the Administrative Committee to allocate or delegate such Authority or Discretion pursuant to the procedures in the Plan, and includes, but is not limited to, Authority or Discretion to:
                    (A) to the extent provided in an Administrative Services Agreement, but only if it has been specifically designated in such agreement as being the responsibility of the Administrative Committee;
                    (B) construe and apply the provisions of the Plan or Trust, including a determination of who is eligible to be a Member or is otherwise eligible for coverage under the Plan, subject only to the terms and conditions of the Plan;
                    (C) appoint and compensate such specialists (including attorneys, actuaries, consultants and accountants) to aid it in the administration of the Plan or Trust, and arrange for such other services, as the Administrative Committee acting as a Named Fiduciary considers necessary, appropriate or desirable in carrying out the provisions of the Plan or Trust;
                    (D) appoint and compensate an independent outside accountant to conduct such audits of the financial statements of the Plan or Trust as the Administrative Committee acting as a Named Fiduciary considers necessary, appropriate or desirable;
                    (E) execute on behalf of the Plan or Trust, Administrative Services Agreements or other contracts which are legally enforceable and binding on the Plan or Trust, subject to ERISA;

                    (F) formulate, adopt, issue and apply procedures and rules and change, alter or amend such procedures and rules in accordance with law and as may be consistent with the terms of the Plan or Trust;
                    (G) be a final appeals Fiduciary under ERISA Section 503, to make a final determination with respect to any claim for a benefit;
                    (H) settle or compromise any litigation against the Plan or Trust or against a Fiduciary with respect to which the Plan or Trust has an indemnity obligation; and
                    (I) take any other actions necessary, incidental or desirable to the performance of the Authority or Discretion of the Administrative Committee.
               (2) The Administrative Committee will not be a Named Fiduciary whenever it acts as the Company and, notwithstanding any other term or provision of the Plan, Trust or any Administrative Services Agreement, the Administrative Committee will cease to be a Named Fiduciary with respect to any specified portion of the Authority or Discretion, to the extent such Authority or Discretion has been identified or allocated to another Named Fiduciary pursuant to the procedure in the Plan or Trust.
          (d) Investment Committee Acting as a Named Fiduciary.
               (1) The Investment Committee acting as a Named Fiduciary, subject to subparagraph (2) hereof, has all the Authority or Discretion of a Named Fiduciary as set forth in the Trust.
               (2) The Investment Committee will not be a Named Fiduciary whenever it acts as the Plan Sponsor and, notwithstanding any other term or provision of the Plan, Trust or any Administrative Services Agreement, the Investment Committee will cease to be a Named Fiduciary with respect to any specified portion of Authority or Discretion, to the extent such Authority or Discretion has been identified or allocated to another Named Fiduciary pursuant to the procedure in the Plan or Trust.
          (e) Procedures for Identification of a Named Fiduciary.
               (1) Procedure for Identification. Subject to Subsection 13.1(e)(2) below, the Designated Officer acting as the Company may from time to time identify a person to be a Named Fiduciary by (i) amending the Plan or Trust to specify in the Plan or Trust document (A) the name or position of the person identified and (B) the Authority or Discretion with respect to which the person will be a Named Fiduciary; or (ii) referencing an Administrative Services Agreement as a means for specifying the Authority or Discretion with respect to which such person will be a Named Fiduciary, in which case the Designated Officer acting as the Company may make such identification under this clause (ii) by use of an Exhibit to the Plan or such other method of taking action as the Designated Officer acting as the Company may select.
                    No person who is identified as a Named Fiduciary hereunder must consent to such designation or identification nor will it be necessary for the Designated Officer acting as the Company to seek such person’s or entity’s acquiescence. The Authority or Discretion which a Named Fiduciary identified hereunder may have, will be several and not joint with the Administrative Committee, Investment Committee or any other Named Fiduciary and the identification of such Named Fiduciary will result in the Administrative Committee, Investment Committee or other Named Fiduciary no longer being a Named Fiduciary with respect to, nor having any longer, such Authority or Discretion. On and after the identification of a person as a Named Fiduciary, neither the Administrative Committee, Investment Committee nor any Named Fiduciary with respect to the Plan or Trust, will have any liability for the acts (or failure to act) of any such identified Named Fiduciary except to the extent of its co-Fiduciary duty under ERISA.
               (2) No Identification of Employer. Notwithstanding the procedure set forth in (1) above, the Designated Officer may not identify the Trustee, an Employer or its board of directors as a Named Fiduciary. Nor may the Designated Officer identify any officer of an Employer or an Employee as a Named Fiduciary, except by making them a member of the Administrative Committee or Investment Committee.
          (f) Compensation. The members of the Administrative Committee and Investment Committee, acting as a Named Fiduciary, will serve without compensation for their services as such.
          (g) Allocations and Delegations of Authority or Discretion.
               (1) Delegations. Subject to Subsection 13.1(g)(4), each Named Fiduciary may (i) delegate Authority or Discretion, other than trustee responsibilities as described in Section 405(c)(3) of ERISA unless the delegation is to an investment manager as defined in ERISA Section 3(38), to persons it designates, and (ii) make a change of delegated responsibilities. Each such delegation will either (i) if it relates to an individual employed by an Employer, specify the delegated person by name or by office and describe the Authority or Discretion delegated to such individual, or (ii) use an Administrative Services Agreement with such person as a means for specifying the Authority or Discretion delegated to such person. The Administrative Committee or Investment Committee acting as a Named Fiduciary may make such delegations by use of an Exhibit to the Plan or such other method of taking such action which the Administrative Committee or Investment Committee acting as a Named Fiduciary may select. Any Named Fiduciary, other than the Administrative Committee or Investment Committee acting as a Named Fiduciary, may make such delegations only (i) in writing and (ii) after giving prior written notice of such delegation to the Administrative Committee or Investment Committee acting as a Named Fiduciary. No person, other than an investment manager (as defined in Section 3(38) of ERISA), to whom Authority or Discretion has been properly delegated must consent to being a Fiduciary nor will it be necessary for the delegating Named Fiduciary to seek such person’s acquiescence; however, where such person has not signed a contract, the person must be given notification of the services to be performed and agree to perform, or perform, such services. A permissible delegation of Authority or Discretion which is not implemented in the manner set forth herein will not be void; however, whether the delegating Named Fiduciary will have joint liability for acts of such person will be determined by applicable law.

               (2) Allocations. Subject to Section 13.1(g)(4), the Designated Officer acting as the Company may allocate Authority or Discretion, other than trustee responsibilities described in Section 405(c)(3) of ERISA, to a Named Fiduciary when it identifies such Named Fiduciary in the manner described in Section 13.1(e). The Administrative Committee or Investment Committee acting as a Named Fiduciary may allocate or reallocate Authority or Discretion, other than trustee responsibilities described in Section 405(c)(3) of ERISA, among Named Fiduciaries. Each such allocation will either (i) if it relates to an individual employed by an Employer, specify the allocated person by name or by office and describe the Authority or Discretion allocated to such individual, or (ii) use an Administrative Services Agreement with such person as a means for specifying the Authority or Discretion allocated to such person. The Administrative Committee or Investment Committee acting as a Named Fiduciary may make such allocations by use of an Exhibit to the Plan or such other method of taking such action which the Administrative Committee or Investment Committee acting as a Named Fiduciary may select. No person to whom Authority or Discretion has been properly allocated must consent to being a Fiduciary nor will it be necessary for the allocating Named Fiduciary to seek such person’s acquiescence; however, where such person has not signed a contract, the person must be given notification of the services to be performed and agree to perform, or perform, such services. A permissible allocation of Authority or Discretion which is not implemented in the manner set forth herein will not be void; however, whether the allocating Named Fiduciary will have joint liability for acts of such person will be determined by applicable law.
               (3) Limit on Liability. The allocation and delegation of Authority or Discretion pursuant to the terms of this Plan are intended to limit the liability of the (i) Administrative Committee or Investment Committee acting as a Named Fiduciary, and (ii) each other Named Fiduciary, as appropriate, in accordance with the provisions of Section 405(c) of ERISA.
               (4) No Delegation or Allocation to Employer. Notwithstanding the procedures set forth in (1) or (2) above, a Named Fiduciary may not delegate or allocate Authority or Discretion to the Company, an Employer, or their respective boards of directors. Nor may the Administrative Committee or Investment Committee allocate Authority or Discretion to an officer of an Employer or an Employee, unless it is an allocation among the members of the Administrative Committee or Investment Committee.
          (h) Committee Bonding. The Administrative Committee or Investment Committee acting as a Named Fiduciary will serve without bond (except as otherwise required by federal law).
          (i) Information to be Supplied by Employer. Each Employer will supply to the Administrative Committee acting as a Named Fiduciary, within a reasonable time of its request, the names of all Employees, their ages, their dates of hire, the names of all Employees who incur a termination of employment during any Plan Year and the dates of such terminations, and such other information in the Employer’s possession as the Administrative Committee acting as a Named Fiduciary will from time to time request. The Administrative Committee acting as a Named Fiduciary may rely conclusively on the information supplied to it by an Employer.

          (j) Misrepresentations. The Administrative Committee acting as a Named Fiduciary may, but will not be required to, rely upon any certificate, statement or other representation made to it by another Named Fiduciary or by an Employee, a Member, or another individual, or personal representative of any thereof with respect to any fact. Any such certificate, statement or other representation will be conclusively binding upon such other Named Fiduciary, Employee, Member, or other individual or personal representative, and on any heir or assignee of any thereof (but not upon the Administrative Committee), and any such person will thereafter be estopped from disputing the truth of any such certificate, statement or other representation.
          (k) Records. The regularly kept records of any Named Fiduciary, Trustee, Recordkeeper or Employer may be relied upon conclusively by the Administrative Committee acting as a Named Fiduciary.
          (l) Plan Expenses. All expenses of the Plan or Trust which have been approved by the Administrative Committee or Investment Committee acting as a Named Fiduciary will be paid by the Trust except to the extent paid by the Employer; and if paid by the Employer, such Employer may, if authorized by the Designated Officer acting as the Company, seek reimbursement of such expenses from the Trust and the Trust will reimburse the Employer. If borne by the Employer(s), expenses of administering the Plan or Trust will be borne by the Employer(s) in such proportion as the Designated Officer, acting as the Company, will determine.
          (m) Fiduciary Capacity. Any person or group of persons may serve in more than one Fiduciary capacity with respect to the Plan or Trust. In addition, any person or group of persons may serve both as a Fiduciary and as a Plan Sponsor, however, they must act as either a Fiduciary or a Plan Sponsor, but not both, with respect to any matter.
          (n) Employer’s Agent. The Designated Officer acting as the Company will act as agent for each Employer.
          (o) Notices to Members, Etc. Any notice, report or statement given, made, delivered or transmitted to a Member or any other person entitled to or claiming benefits under the Plan will be deemed to have been duly given, made or transmitted when sent via messenger, delivery service, facsimile or mailed by first class mail with postage prepaid and addressed to the Member or such person at the address last appearing on the records of the Named Fiduciary. A Member or such other person may record any change of his address from time to time by written notice filed with the Named Fiduciary.
          (p) Plan Administrator. The term “Plan Administrator” will have the meaning assigned to that term by ERISA Section 3(16)(A). The Plan Administrator is the Administrative Committee acting as a Named Fiduciary.
          (q) Named Fiduciary Decisions Final. The decision of a Named Fiduciary in matters within its jurisdiction will be final, binding, and conclusive upon each Employer and the

Trustee and upon each Employee, Member, and every other person or party interested or concerned.
          (r) Agency. Each Fiduciary will perform (or fail to perform) its Authority or Discretion with respect to the Plan or Trust as an independent contractor and not as an agent of the Plan, any Employer, the Trust, the Administrative Committee or the Investment Committee. No agency is intended to be created nor is the Administrative Committee or Investment Committee empowered to create an agency relationship with a Fiduciary acting as a Fiduciary. Except as provided in this Subsection 14.1(r), the Plan, Trust, the Administrative Committee, the Investment Committee, or another Fiduciary may act through agents.
     13.2 Claims Procedure.
          (a) Definitions. For purposes of this Section 13.2, the following words or phrases in quotes when capitalized will have the meaning set forth below:
               (1) ‘Adverse Benefit Determination’ means a denial, reduction or the termination of, or a failure to provide or make payment (in whole or in part) with respect to a Claim for a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant’s or Beneficiary’s eligibility to participate in the Plan.
               (2) ‘Claim’ means a request for a benefit or eligibility to participate in the Plan, made by a Claimant in accordance with the Plan’s procedures for filing Claims, as described in this Section 13.2. For this purpose, an inquiry or request for reconsideration made under the Plan’s established administrative procedures will not constitute a Claim.
               (3) ‘Claimant’ is defined in Section 13.2(b)(2).
               (4) ‘Notice’ or ‘Notification’ means the delivery or furnishing of information to an individual in a manner that satisfies applicable Department of Labor regulations with respect to material required to be furnished or made available to an individual.
               (5) ‘Relevant Documents’ include documents, records or other information with respect to a Claim that:
                    (A) were relied upon by the Claims Administrator in making the benefit determination;
                    (B) were submitted to, considered by or generated for, the Claims Administrator in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon by the Claims Administrator in making the benefit determination;
                    (C) demonstrate compliance with administrative processes and safeguards required in making the benefit determination; or

                    (D) constitute a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Participant’s circumstances, without regard to whether such advice was relied upon by the Claims Administrator in making the benefit determination.
          (b) Procedure for Filing a Claim. In order for a communication from a Claimant to constitute a valid Claim, it must satisfy the following paragraphs (1) and (2) of this paragraph (b).
               (1) Any Claim submitted by a Claimant must be in writing on the appropriate Claim form (or in such other manner acceptable to the Claims Administrator) and delivered, along with any supporting comments, documents, records and other information, to the Claims Administrator in person, or by mail postage paid, to the address for the Claims Administrator provided in the Summary Plan Description.
               (2) Claims and appeals of denied Claims may be pursued by a Participant or an authorized representative of the Participant (each of whom will be referred to in this section as a ‘Claimant’). However, the Claims Administrator may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a Participant.
          (c) Initial Claim Review. The initial Claim review will be conducted by the Claims Administrator, with or without the presence of the Claimant, as determined by the Claims Administrator in its discretion. The Claims Administrator will consider the applicable terms and provisions of the Plan and amendments to the Plan, information and evidence that is presented by the Claimant and any other information it deems relevant. In reviewing the Claim, the Claims Administrator will also consider and be consistent with prior determinations of Claims from other Claimants who were similarly situated and which have been processed through the Plan’s claims and appeals procedures within the past 24 months.
          (d) Initial Benefit Determination.
               (1) The Claims Administrator will notify the Claimant of the Claims Administrator’s determination within a reasonable period of time, but in any event (except as described in paragraph (2) below) within 90 days after receipt of the Claim by the Claims Administrator.
               (2) The Claims Administrator may extend the period for making the benefit determination by 90 days if it determines that such an extension is necessary due to matters beyond the control of the Plan and if it notifies the Claimant, prior to the expiration of the initial 90 day period, of circumstances requiring the extension of time and the date by which the Claims Administrator expects to render a decision.

          (e) Manner and Content of Notification of Adverse Benefit Determination.
               (1) The Claims Administrator will provide a Claimant with written or electronic Notice of any Adverse Benefit Determination, in accordance with applicable Department of Labor regulations.
               (2) The Notification will set forth in a manner calculated to be understood by the Claimant:
                    (A) The specific reason or reasons for the Adverse Benefit Determination;
                    (B) Reference to the specific provision(s) of the Plan on which the determination is based;
                    (C) Description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary;
                    (D) A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.
          (f) Procedure for Filing a Review of an Adverse Benefit Determination.
               (1) Any appeal of an Adverse Benefit Determination by a Claimant must be brought to the Claims Administrator within 60 days after receipt of the Notice of the Adverse Benefit Determination. Failure to appeal within such 60-day period will be deemed to be a failure to exhaust all administrative remedies under the Plan. The appeal must be in writing utilizing the appropriate form provided by the Claims Administrator (or in such other manner acceptable to the Claims Administrator); provided, however, that if the Claims Administrator does not provide the appropriate form, no particular form is required to be utilized by the Participant. The appeal must be filed with the Claims Administrator at the address listed in the Summary Plan Description.
               (2) A Claimant will have the opportunity to submit written comments, documents, records and other information relating to the Claim.
          (g) Review Procedures for Adverse Benefit Determinations.
               (1) The Claims Administrator will provide a review that takes into account all comments, documents, records and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial benefit determination.
               (2) The Claimant will be provided, upon request and free of charge, reasonable access to and copies of all Relevant Documents.

               (3) The review procedure may not require more than two levels of appeals of an Adverse Benefit Determination.
          (h) Timing and Notification of Benefit Determination on Review. The Claims Administrator will notify the Claimant within a reasonable period of time, but in any event within 60 days after the Claimant’s request for review, unless the Claims Administrator determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination. If the Claims Administrator determines that an extension is required, written Notice will be furnished to the Claimant prior to the end of the initial 60-day period indicating the special circumstances requiring an extension of time and the date by which the Claims Administrator expects to render the determination on review, which in any event will be within 60 days from the end of the initial 60-day period. If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the Claim, the period in which the Claims Administrator is required to make a decision will be tolled from the date on which the notification is sent to the Claimant until the Claimant adequately responds to the request for additional information.
          (i) Manner and Content of Notification of Benefit Determination on Review.
               (1) The Claims Administrator will provide a written or electronic Notice of the Plan’s benefit determination on review, in accordance with applicable Department of Labor regulations.
               (2) The Notification will set forth:
                    (A) The specific reason or reasons for the Adverse Benefit Determination;
                    (B) Reference to the specific provision(s) of the Plan on which the determination is based;
                    (C) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Documents; and
                    (D) A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.
          (j) Statute of Limitations. No cause of action may be brought by a Claimant who has received an Adverse Benefit Determination later than two years following the date of such Adverse Benefit Determination.
     13.3 Notices to Participants, Etc. Any notice, report or statement given, made, delivered or transmitted to a Participant or any other person entitled to or claiming benefits under the Plan will be deemed to have been duly given, made or transmitted when sent via messenger, delivery service, facsimile or mailed by first class mail with postage prepaid and addressed to the Participant or such person at the address last appearing on the records of the Administrative Committee or the Named Fiduciary, whichever is applicable. A Participant or other person may record any change of his address from time to time by following the procedures established by the Administrative Committee.
     13.4 Notices to Claims Administrator. Any written direction, notice or other communication from Participants or any other person entitled to or claiming benefits under the Plan to the Claims Administrator will be deemed to have been duly given, made or transmitted either when delivered to such location as will be specified upon the forms prescribed by the Claims Administrator for the giving of such direction, notice or other communication or when otherwise received by the Claims Administrator.
13.5 Committees
          (a) Composition of Administrative Committee and Investment Committee. The Administrative Committee and Investment Committee will consist, at a minimum, of the Vice President. The Vice President may add additional members pursuant to procedures established in its by-laws.
          (b) By-Laws. The Administrative Committee and Investment Committee may always act by unanimous consent and will adopt by-laws to govern its activities and may amend such by-laws from time to time.
     13.6 Company Action. Any action to be taken under this Plan by the Company may be taken by a Designated Officer acting as the Company (subject to the limitations of the Plan, including without limitation, Section 13.1), or any officer designated by the board of directors of the Company for this purpose (including any successor to any of the foregoing officers who performs substantially similar duties but who is assigned a different title by the Company), each of which is authorized to take action on behalf of the Company hereunder.

ARTICLE XIV
ADOPTION AND WITHDRAWAL FROM PLAN
     14.1 Adoption by Other Employers.
          (a) With the consent of a Designated Officer, any Commonly Controlled Entity may adopt this Plan and participate herein (for purposes of this Article XIV, a “Participating Employer”), effective as of the date specified in such adoption, by filing with the Designated Officer a certified copy of a resolution of its board of directors or other governing authority to that effect, and such other instruments as the Designated Officer may require, and, if the resolution involves a change in the Trust Agreement, the Designated Officer’s filing with the Trustee a copy of such resolution, together with a certified copy of the consent of the Designated Officer approving such adoption as a proposed amendment to the Trust Agreement.
          (b) The adoption resolution may contain such specific changes and variations in the terms of the Plan or Trust Agreement that apply to such Participating Employer and its Employees as may be acceptable to the Designated Officer and if the resolution involves a change in the Trust Agreement, the Trustee. However, the sole, exclusive right to amend the Plan or the Trust Agreement on behalf of the Company and Participating Employers in any other respect is reserved in accordance with Section 13.1, and any such amendment will be binding upon the Participating Employer; provided that no amendment without the consent of a Participating Employer may alter specific changes and variations in the Plan or Trust Agreement terms adopted by the Participating Employer in its adoption resolution. The adoption resolution will become, as to such Participating Employer and its Employees, a part of this Plan and, to the extent that the adoption resolution is filed with the Trustee and approved by the Trustee, the Trust Agreement. It will not be necessary for the Participating Employer to sign or execute the Plan, the Trust Agreement, or any amendment thereof. The coverage date of the Plan for any Participating Employer will be the date stated in the adoption resolution, and from and after such effective date, such Participating Employer will assume all the rights, obligations and liabilities of an individual Employer entity under the Plan and the Trust Agreement. The administrative powers and control of the Company and any Designated Officer, as provided in the Plan and the Trust Agreement, including the exclusive right to amend the Plan and the Trust Agreement on behalf of the Company and Participating Employers, and the administrative powers of the Company to appoint and remove the Trustee, and its successors, will not be diminished by reason of the participation of any Participating Employer in the Plan.
     14.2 Withdrawal from the Plan. With the consent of a Designated Officer, a Participating Employer may discontinue or revoke its participation in the Plan on at least 90 days’ notice by filing a properly executed document with the Designated Officer. Notwithstanding the foregoing, a Participating Employer will be deemed to have terminated its participation in the Plan when it ceases to be a Commonly Controlled Entity.
     14.3 Employee Transfers Within Participating Group. It is anticipated that an Employee may be transferred between Participating Employers. No such transfer will be deemed Termination of Employment.

     14.4 Designation of Agent. Each Participating Employer will be deemed a part of the Company; provided that, with respect to its relations with the Trustee and the Administrative Committee in connection with the Plan, each Participating Employer will be deemed to have irrevocably designated the Company and each Designated Officer as its agent.

ARTICLE XV
AMENDMENT, TERMINATION AND MERGER
     15.1 Amendments.
          (a) Power to Amend. The Company may at any time and from time to time amend, suspend or modify the Plan, in whole or in part, by written instrument duly adopted by: (i) the Board of Directors; or (ii) any Designated Officer, if the Board of Directors has delegated to such Designated Officer the authority to execute such amendments. Any such amendment, suspension or modification will become effective on such date as the Board of Directors or such Designated Officer, as the case may be, will determine, and may apply retroactively or prospectively to Members at the time thereof, as well as to future Members; provided, however, that no amendment will:
               (1) increase the duties or liabilities of the Trustee or the Administrative Committee without its written consent;
               (2) have the effect of vesting in any Employer any interest in any funds, securities or other property, subject to the terms of this Plan and the Trust Agreement;
               (3) authorize or permit at any time any part of the corpus or income of the Plan’s assets to be used or diverted to purposes other than for the exclusive benefit of Members;
               (4) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer to be used for, or diverted to, any purpose other than for the exclusive benefit of Members entitled to Plan benefits and to defray reasonable expenses of administering the Plan;
               (5) permit an Employee to be paid the balance of his Before-Tax Account unless the payment would otherwise be permitted under Section 401(k) of the Code; and
               (6) have any retroactive effect as to deprive any such person of any benefit already accrued, except that no amendment made in order to conform the Plan as a plan described in Section 401(a) of the Code of which amendments are permitted by the Code or are required or permitted by any other statute relating to employees’ trusts, or any official regulations or ruling issued pursuant thereto, will be considered prejudicial to the rights of any such person.
          (b) Restriction on Amendment. No amendment to the Plan will deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. In addition to the foregoing, the Plan will not be amended so as to eliminate an optional form of payment of the balance of a Participant’s Accounts attributable to employment prior to the date of the amendment, except to the extent permissible under ERISA and the Code. The foregoing limitations do not apply to benefit accruals occurring after the date of the amendment.

          (c) Authority of Designated Officer. The Designated Officer, acting on behalf of the Company, may amend, modify, change or revise the Plan or any Appendix, in whole or in part, or with respect to all persons or a designated group of persons unless the Board of Directors has specifically granted authority outside of this Plan to another Designated Officer to act under this Article XV, and then only to the extent so granted; provided however (1) no such action may be taken if it could not have been adopted under this Section by the Board of Directors; and (2) no such action may amend Articles XIII and XV.
     15.2 Plan Termination. It is the expectation of the Company that it will continue the Plan and the payment of Contributions hereunder indefinitely, but the continuation of the Plan and the payment of Contributions hereunder is not assumed as a contractual obligation of the Company or any other Employer. The Company reserves the right, at any time, to terminate the Plan, or to reduce, suspend or discontinue its or any other Employer’s Contributions hereunder, provided, however, that the Contributions for any Plan Year accrued or determined prior to the end of such year will not after the end of such year be retroactively reduced, suspended or discontinued except as may be permitted by law. Upon termination of the Plan or complete discontinuance of Contributions hereunder (other than for the reason that the Employer has had no net profits or accumulated net profits), each Participant’s balance of his Accounts will be 100% nonforfeitable. Upon termination of the Plan or a complete discontinuance of Contributions, unclaimed amounts will be applied as forfeitures and any unallocated amounts will be allocated to Participants who are Eligible Employees as of the date of such termination or discontinuance on the basis of Compensation for the Plan Year (or short Plan Year). Upon a partial termination of the Plan, to the extent required by law or in the sole discretion of the Plan Administrator, the balance of his Accounts of each affected Participant will be 100% nonforfeitable. In the event of termination of the Plan, the Administrative Committee will direct the Trustee to distribute to each Participant the entire amount of the balance of his Accounts as soon as administratively possible, but not earlier than would be permitted in order to retain the Plan’s qualified status under Sections 401(a), (k) and (m) of the Code, as if all Participants who are Employees had incurred a Termination of Employment on the Plan’s termination date. Should a Participant or a Beneficiary not elect immediate payment of the nonforfeitable balance of his Accounts in excess of $5,000, the Administrative Committee will direct the Trustee to continue the Plan and Trust Agreement for the sole purpose of paying to such Participant the balance of his Accounts or death benefit, respectively, unless in the opinion of the Administrative Committee, to make immediate single sum payments to such Participant or Beneficiary would not adversely affect the tax qualified status of the Plan upon termination and would not impose additional liability upon any Employer or the Trustee.
     15.3 Plan Merger and Spinoff. The Plan will not merge or consolidate with, or transfer any assets or liabilities to any other plan, unless each person entitled to benefits would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he would have been entitled to immediately before the merger, consolidation or transfer (if the Plan were then terminated). The Designated Officer will amend or take such other action as is necessary to amend the Plan in order to satisfy the requirements applicable to any merger, consolidation or transfer of assets and liabilities.

     15.4 Design Decisions. Decisions regarding the design of the Plan (including any decision to amend or terminate, or to not amend or terminate the Plan) will be made in a settlor capacity and will not be governed by the fiduciary responsibility provisions of ERISA.

ARTICLE XVI
SPECIAL TOP-HEAVY RULES
     16.1 Application of Article XVI. This Article XVI will apply only if the Plan is Top-Heavy, as defined below. If, as of any Top-Heavy Determination Date, as defined below, the Plan is Top-Heavy, the provisions of Section 16.4 will take effect as of the first day of the Plan Year next following the Top-Heavy Determination Date and will continue to be in effect until the first day of any subsequent Plan Year following a Top-Heavy Determination Date as of which it is determined that the Plan is no longer Top-Heavy.
     16.2 Definitions Concerning Top-Heavy Status. In addition to the definitions set forth in Article I, the following definitions will apply for purposes of this Article XVI, and will be interpreted in accordance with the provisions of Section 416 of the Code:
          (a) Aggregation Group — a group of Company Plans consisting of each Company Plan in the Required Aggregation Group and each other Company Plan selected by the Company for inclusion in the Aggregation Group that would not, by its inclusion, prevent the group of Company Plans included in the Aggregation Group from continuing to meet the requirements of Section 401(a)(4) and 410 of the Code.
          (b) Annual Compensation — compensation for a calendar year within the meaning of Treasury Regulation §1.415-2(d)(11)(ii) to the extent that such compensation does not exceed the annual compensation limit in effect for the calendar year under Section 401(a)(17) of the Code.
          (c) Company Plan — any plan of any Commonly Controlled Entity that is, or that has been determined by the Internal Revenue Service to be, qualified under Section 401(a) or 403(a) of the Code.
          (d) Key Employee — any employee of any Commonly Controlled Entity who satisfies the criteria set forth in Section 416(i)(1) of the Code.
          (e) Required Aggregation Group — one or more Company Plans comprising each Company Plan in which a Key Employee is a participant and each Company Plan that enables any Company Plan in which a Key Employee is a participant to meet the requirements of Section 401 (a)(4) or 410 of the Code.
          (f) Top-Heavy — the Plan is included in an Aggregation Group under which, as of the Top-Heavy Determination Date, the sum of the actuarial present value of the cumulative balance of the Accounts for Key Employees under all defined benefit plans in the Aggregation Group and the aggregate of the Accounts of Key Employees under all defined contribution plans in the Aggregation Group exceeds 60 percent of the analogous sum determined for all employees. The determination of whether the Plan is Top-Heavy will be made in accordance with Section 416(g)(2)(B) of the Code.

          (g) Top-Heavy Determination Date — the December 31 immediately preceding the Plan Year for which the determination is made.
          (h) Top-Heavy Ratio — the percentage calculated in accordance with subparagraph (f), above, and Section 416(g)(2) of the Code.
          (i) Top-Heavy Year — a Plan Year for which the Plan is Top-Heavy.
     16.3 Calculation of Top-Heavy Ratio. The Top-Heavy Ratio with respect to any Plan Year will be determined in accordance with the following rules:
          (a) Determination of Accounts: The balance of the Accounts of any current Participant will be calculated, as of the most recent valuation date that is within a 12-month period ending on the Top-Heavy Determination Date, as if the Participant had voluntarily terminated employment as of such valuation date. Such valuation date will be the same valuation date used for computing plan costs for purposes of the minimum funding provisions of Section 412 of the Code. Unless, as of the valuation date, the Plan provides for a nonproportional subsidy, the actuarial present value of the balance of the Accounts will reflect a retirement income commencing at age 65 (or attained age, if later). If, as of the valuation date, the Plan provides for a nonproportional subsidy, the benefit will be assumed to commence at the age at which the benefit is most valuable. The present values of the balance of the Accounts and the amounts of account balances of an employee as of the Top-Heavy Determination Date will be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the Top-Heavy Determination Date. The preceding sentence will also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than Termination of Employment, death, or disability, this provision will be applied by substituting ‘5-year period’ for ‘1-year period’. The balance of the Accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date will not be taken into account.
          (b) Aggregation. The Plan will be aggregated with all Company Plans included in the Aggregation Group.
     16.4 Effect of Top-Heavy Status.
          (a) Minimum Contribution. Notwithstanding Article III, as of the last day of each Top-Heavy Year, the Employer will make, for each Participant, (i) the contributions it otherwise would have made under the Plan for such Top-Heavy Year, or if greater, (ii) contributions for such Top-Heavy Year that, when added to the contributions made by the Employer for such Participant (and any forfeitures allocated to his Accounts) for such Top-Heavy Year under all other defined contribution plans of any Commonly Controlled Entity, aggregate three percent of his Annual Compensation; provided that the Plan will meet the requirements of this subsection (a) without taking into account Before-Tax Contributions or other employer contributions attributable to a salary reduction or similar arrangement. Employer matching contributions will be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence will apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement will be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements will be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
          (b) Inapplicability to Union Employees. The preceding provisions of this Section 16.4 will not apply with respect to any employee included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer.
     16.5 Effect of Discontinuance of Top-Heavy Status. If, for any Plan Year after a Top-Heavy Year, the Plan is no longer Top-Heavy, the provisions of Section 16.4 will not apply with respect to such Plan Year.
     16.6 Intent of Article XVI. This Article XVI is intended to satisfy the requirements imposed by Section 416 of the Code and will be construed in a manner that will effectuate this intent. This Article XVI will not be construed in a manner that would impose requirements on the Plan that are more stringent than those imposed by Section 416 of the Code.

ARTICLE XVII
MISCELLANEOUS PROVISIONS
     17.1 Assignment and Alienation. As provided by Section 401(a)(13) of the Code and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:
          (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO,
          (b) to use a Participant’s nonforfeitable balance of his Accounts as security for a loan from the Plan which is permitted pursuant to Section 4975 of the Code, or
          (c) to allow the enforcement of a federal tax levy made pursuant to Section 6331 of the Code, or the collection by the United States on a judgment resulting from an unpaid tax assessment.
     17.2 Protected Benefits. All benefits which are protected by the terms of Section 411(d)(6) of the Code and Section 204(g) of ERISA, which cannot be eliminated without adversely affecting the qualified status of the Plan on and after the Effective Date, will be provided under this Plan to Participants for whom such benefits are protected. The Administrative Committee will cause such benefits to be determined and the terms and provisions of any relevant plan setting forth such protected benefits are incorporated herein by reference and made a part hereof, but only to the extent such terms and provisions are so protected. Otherwise, they will operate within the terms and provisions of this Plan, as determined by the Administrative Committee.
     17.3 Plan Does Not Affect Employment Rights. The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee’s interest in the Plan.
     17.4 Deduction of Taxes from Amounts Payable. The Trustee will deduct from the amount to be distributed such amount as the Administrative Committee, in his sole discretion, deems proper to protect the Trustee and the Plan’s assets held under the Trust Agreement against liability for the payment of death, succession, inheritance, income, or other taxes, and out of money so deducted, the Trustee may discharge, as directed by the Administrative Committee, any such liability and pay the amount remaining to the Participant, the Beneficiary or the deceased Participant’s estate, as the case may be.
     17.5 Facility of Payment. If a Member is declared an incompetent or is a minor and a conservator, guardian, or other person legally charged with his care has been appointed, any benefits to which such Member is entitled will be payable to such conservator, guardian, or other person legally charged with his care. The decision of the Administrative Committee in such matters will be final, binding, and conclusive upon the Employer and the Trustee and upon each Member, and every other person or party interested or concerned. An Employer, the Trustee and the Administrative Committee will not be under any duty to see to the proper application of such payments.
     17.6 Source of Benefits. All benefits payable under the Plan will be paid or provided for solely from the Plan’s assets held under the Trust Agreement and the Employers assume no liability or responsibility therefor.
     17.7 Reduction for Overpayment. The Administrative Committee will, whenever it determines that a person has received benefit payments under this Plan in excess of the amount to which the person is entitled under the terms of the Plan, make a reasonable attempt to collect such overpayment from the person. The amount of any overpayment may be set off against further amounts payable to or on account of the person who received the overpayment.
     17.8 Company Merger. In the event any successor corporation to the Company, by merger, consolidation, purchase or otherwise, will elect to adopt the Plan, such successor corporation will be substituted hereunder for the Company upon filing in writing with the Trustee its election so to do.
     17.9 Employees’ Trust. The Plan and Trust Agreement are created for the exclusive purpose of providing benefits to the Members of the Plan and defraying reasonable expenses of administering the Plan. The Plan and Trust Agreement will be interpreted and operated in a manner consistent with their being, respectively, a Plan described in Sections 401(a) and 401(k) of the Code and Trust Agreements exempt under Section 501(a) of the Code. The Designated Officer and the Administrative Committee are authorized to the fullest extent allowed by law, to take whatever action may be required to correct any such interpretational or operational violation which would result in the Plan not being a plan described in Sections 401(a) and 401(k) of the Code and Trust Agreements exempt under Section 501(a) of the Code. At no time will the assets of the Plan be diverted from the above purpose.
     17.10 Construction. Unless the contrary is plainly required by the context, wherever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender, and vice versa; wherever any words are used herein in the singular form, they will be construed as though they were also used in the plural form, and vice versa; and wherever the words “herein,” “hereof,” “hereunder,” and words of similar import are used, they will be construed to refer to the Plan in its entirety and not only to the portion of the Plan in which they appear. Any election, direction, notice or designation (or similar action) to be made by a Member hereunder will be made in such manner as is provided for by, and acceptable to, the Administrative Committee. No such election, direction, notice or designation (or similar action) will be deemed to have been given to the Administrative Committee unless it is properly completed and delivered to the Administrative Committee in accordance with the procedures established by such Administrative Committee for such purpose, and will take effect at such time as is established by the Administrative Committee, which in any event will not be earlier than is administratively possible.
     17.11 Invalidity of Certain Provisions. If any provision of this Plan will be held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof and the Plan will be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.
     17.12 Headings. The headings or articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text will control.
     17.13 Governing Law. The Plan will be construed, administered and regulated in accordance with the provisions of ERISA and, to the extent not preempted thereby, in accordance with the laws of the State of Illinois, determined without regard to its choice of law rules.
     17.14 Notice and Information Requirements. Except as otherwise provided in this Plan or in the Trust Agreement, the Employer will have no duty or obligation to affirmatively disclose to any Member, nor will any Member have any right to be advised of, any material information regarding the Employer, at any time prior to, upon or in connection with the Employer’s purchase, or any other distribution or transfer (or decision to defer any such distribution) of any Company Stock or any other stock held under the Plan.
     17.15 Reliance on Information Provided to Plan. Notwithstanding anything contained herein to the contrary, if an individual is provided a statement in confirmation of any election or information provided to the Plan by such individual hereunder, the election or information reflected on such confirmation statement will be deemed to be accurate and may be conclusively relied upon for all purposes hereunder unless the individual timely demonstrates to the Administrative Committee, in the form and manner established by the Administrative Committee, that the election or information reflected on the confirmation statement is not what the individual had originally delivered to the Administrative Committee.
     17.16 Recognition of Power of Attorney. Notwithstanding anything in this Plan to the contrary, the Administrative Committee may, in his discretion, refuse to recognize any agent of a Participant who seeks to act on behalf of such Participant pursuant to a power of attorney unless and to the extent the power of attorney conforms with guidelines adopted by the Administrative Committee from time to time.

     Executed this                     day of                                         , 2005.

EARLE M. JORGENSEN COMPANY

By:

Title:

APPENDIX 1.50
Investment Funds
TRP Retirement Income Fund
TRP Retirement 2005 Fund
TRP Retirement 2010 Fund
TRP Retirement 2015 Fund
TRP Retirement 2020 Fund
TRP Retirement 2025 Fund
TRP Retirement 2030 Fund
TRP Retirement 2035 Fund
TRP Retirement 2040 Fund
TRP Retirement 2045 Fund
TRP Prime Reserve Fund
TRP Spectrum Income Fund
TRP GNMA Fund
TRP Balanced Fund
TRP Mid-Cap Growth Fund
TRP Equity Income Fund
TRP New Horizons Fund
TRP International Stock Fund
TRP Equity Index 500 Fund
TRP Blue Chip Growth Fund
TRP Science & Technology Fund
EMJ Stock Fund
Default Funds
Based on the year in which the Participant was born, the following applicable Investment Fund will be the default Investment Election or Conversion Election for such participant:

In 1937 or before	TRP Retirement Income Fund
Between 1938 and 1942	TRP Retirement 2005 Fund
Between 1943 and 1947	TRP Retirement 2010 Fund
Between 1948 and 1952	TRP Retirement 2015 Fund
Between 1953 and 1957	TRP Retirement 2020 Fund
Between 1958 and 1962	TRP Retirement 2025 Fund
Between 1963 and 1967	TRP Retirement 2030 Fund
Between 1968 and 1972	TRP Retirement 2035 Fund
Between 1973 and 1977	TRP Retirement 2040 Fund
In 1978 or after	TRP Retirement 2045 Fund
Appendix 1.50 — Page 1

APPENDIX 3.3
Additional Employer Contributions for Plan Years Ending in 2005 and 2006
     (a) Additional Employer Contributions. In addition to the Employer Contributions permitted under the discretionary basis pursuant to Section 3.3(a), Additional Employer Contributions shall be made for Plan Years ending March 31, 2005 and March 31, 2006 as set forth in this Appendix 3.3. Said Additional Employer Contributions will be made in shares of Company Stock no later than the date specified in Section 3.3(b). For the Plan Years ending March 31, 2005 and 2006, the Company will specify which portion of the Employer Contribution is made pursuant to Section 3.3 (to be allocated under Section 3.3(d)) or is an Additional Employer Contribution made and allocated under this Appendix 3.3. Except for purposes of Sections 3.3(a) and (d) and this Appendix 3.3, Additional Employer Contributions will be considered Employer Contributions.
     (b) Overview. The Additional Employer Contributions are part of a program (the “Program”) intended to provide certain eligible persons with either allocations under the Plan, or direct cash payments outside the Plan, and/or Supplemental Employee Stock Bonus Plan (the “Supplemental SBP”) credits. The benefit for any eligible person is an amount based on 108.17% of the total number of shares of Company Stock that remain allocated to his Company Stock Account on the Relevant Date, as those capitalized terms are defined below. Notwithstanding the above, the Additional Employer Contributions will only be allocated to Applicable Participants, as defined below.
     For purposes of this Appendix 3.3, the following terms shall be defined as follows:
“Applicable Participant” shall mean each Participant who meets all of the following conditions: (i) as of the Relevant Date, his or her Company Stock Accounts includes Company Stock, (ii) he or she has not, on or before the Relevant Date, both terminated employment from the Company and Employer, and filed a written notice with the Company to put the Company Stock back to the Company in accordance with the terms of this Plan prior to the Effective Date, and (iii) he or she earned Statutory Compensation during the period from April 1, 2004 until the Relevant Date, inclusive, whether or not employed by the Employer on the Relevant Date. Notwithstanding Sections 2.1 and 2.2, an Applicable Participant shall be entitled to an allocation of Additional Employer Contributions to the extent set forth in this Appendix 3.3.
“Relevant Date” shall mean the date on which amended Consent Order and Release by and between United States Department of Labor, the Company, the Plan and certain other parties is entered by the court.
Appendix 3.3 — Page 1

“Total Allocation” shall mean, for an Applicable Participant, the product of 108.17% and the total number of shares of Company Stock allocated to his Company Stock Account on the Relevant Date (expressed as a number of shares).
     If it were not for applicable tax limitations, the Company and/or Employer would contribute to the Plan shares of Company Stock so that each Applicable Participant would receive allocations under the Plan of a number of shares equal to the Total Allocation. However, due to tax limitations, the full amount of such contributions and allocations are not permitted for some of the Applicable Participants. Accordingly, part of the contribution will be made for the Plan Year ending March 31, 2005 and part will be contributed for the Plan Year ending March 31, 2006. To the extent applicable tax limitations do not permit an Applicable Participant to receive an aggregate allocation of the Additional Employer Contributions for those two Plan Years equal to the Total Allocation, the Applicable Participant will receive, outside of the Plan, either direct cash payments from the Company (or Employer) pursuant to a Former Employees Cash Bonus Plan or phantom stock units under the Supplemental SBP.
     Notwithstanding the foregoing description, the actual amount of Additional Employer Contributions to be made and allocated under this Plan are set forth in the following subsections of this Appendix 3.3.
     (c) The number of shares of Company Stock contributed as an Additional Employer Contribution for the Plan Year ending March 31, 2005 for an Applicable Participant (“2005 Allocation”) shall be calculated and allocated as follows. A separate calculation shall be performed for each Applicable Participant.
     (1) Subject to this subsection (c), the Total Allocation for the Applicable Participant shall be tentatively allocated to that Applicable Participant for the Plan Year. As soon as practicable after March 31, 2005, the Company shall determine whether a contribution of the Total Allocation for the Applicable Participant would violate Article IV of this Plan, taking into account all other contributions to the Plan and the ECAP for the Plan Year. For this purpose, the Total Allocation shall be valued at the Fair Market Value as of the date the Additional Employer Contribution is issued to the Trust. Notwithstanding Article IV, to the extent that the limit under Article IV is exceeded for any particular Applicable Participant, the tentative allocation for that Applicable Participant shall be reduced to the extent needed to comply with Article IV.
     (2) The Company shall then determine whether the remaining tentative allocations under paragraph (1), together with any other Employer Contributions made for the Plan Year, would violate Section 401(a)(4) of the Code and the regulations thereunder (“Section 401(a)(4)”). For this purpose, the Company shall perform a general nondiscrimination test under Section 401(a)(4); the test shall be performed in accordance with Appendix A of this Appendix 3.3. The remaining tentative allocation for each Applicable Participant who is an HCE shall be reduced as necessary to comply with Section 401(a)(4).
Appendix 3.3 — Page 2

     (3) For any particular Applicable Participant, the Company shall contribute, as an Additional Employer Contribution for the Plan Year ending March 31, 2005, that number of shares of Company Stock equal to the tentative allocation for that Applicable Participant, as reduced in accordance with paragraphs (1) and (2) above (“2005 Allocation”). Said shares shall be allocated to the Company Stock Account of that Applicable Participant.
     (4) The excess of the Total Allocation over the 2005 Allocation for an Applicable Participant, if any, is called the “Remaining Allocation” for the Applicable Participant.
     (d) Any Applicable Participant who is not an Employee on April 1, 2005, shall not be entitled to any Additional Employer Contribution for any Plan Year ending after March 31, 2005, or any credits under the Supplemental SBP. Instead, such Applicable Participant shall receive cash payments (pursuant to the Former Employees Cash Bonus Plan, and not this Plan) to reflect the Remaining Allocation, if any, in an amount set forth in said Bonus Plan.
     (e) The number of shares of Company Stock contributed as an Additional Employer Contribution for the Plan Year ending March 31, 2006 for an Applicable Participant (“2006 Allocation”) shall be calculated and allocated as follows. A separate calculation shall be performed for each Applicable Participant.
     (1) Subject to this subsection (e), the Remaining Allocation for the Applicable Participant shall be tentatively allocated to that Applicable Participant for the Plan Year. No contribution or allocation shall be made for Applicable Participants paid pursuant to subsection (d) above.
     (2) As soon as practicable after March 31, 2006, the Company shall apply the limits of Article IV and Appendix A of this Appendix 3.3 for said Plan Year in accordance with subsections (c)(1) and (2) above. Notwithstanding Article IV, to the extent that the limit under Article IV is exceeded for any particular Applicable Participant, the tentative allocation for that Applicable Participant shall be reduced to the extent needed to comply with Article IV. To the extent necessary, the remaining tentative allocation for that Plan Year of each Applicable Participant who is an HCE shall be further reduced as necessary to comply with Section 401(a)(4).
     (3) For any particular Applicable Participant (other than those paid pursuant to subsection (d) above), the Company shall contribute, as an Additional Employer Contribution for the Plan Year ending March 31, 2006, that number of shares of Company Stock equal to the tentative allocation for that Applicable Participant, as reduced in accordance with paragraph (2) above (“2006 Allocation”). Said shares shall be allocated to the Company Stock Account of that Applicable Participant.
Appendix 3.3 — Page 3

     (f) The sum of the reductions under paragraph (e)(2) above for an Applicable Participant (other than those paid pursuant to subsection (d) above), if any, shall be referred to as the “Supplemental SBP Allocation” (expressed as a number of units). Each such Applicable Participant’s Supplemental SBP Allocation, if any, shall be credited in accordance with the terms of the Supplemental SBP and shall not be contributed or allocated under this Plan.
APPENDIX A
NONDISCRIMINATION LIMITS
     This Appendix A describes how the requirements of Appendix 3.3(c)(3) of the Plan are applied with respect to Section 401 of the Code. To implement Appendix 3.3(c)(3), all of the allocations in the Plan are first performed on a hypothetical basis; no actual allocations are made until it is determined that the allocations comply with Section 401(a)(4) as described below.
     In order to determine whether the allocations under the Plan comply with Section 401(a)(4), the Plan will apply the rules set forth in Treasury Regulation Section 1.401(a)(4)-(2)(c) (the general test for nondiscrimination in amounts of contributions). Accordingly, the following steps will be taken.
Step 1
     Calculate an Allocation Rate for each Participant. It is equal to all allocations (based on the Fair Market Value, on the date of the contributions, of the Company Stock contributed for the Plan Year in question) for a Participant attributable to all Contributions (including Additional Employer Contributions but excluding After-Tax and Rollover Contributions), and allocations of Forfeitures divided by the Participant’s Statutory Compensation for the Plan Year. For this purpose, Social Security shall be imputed.
Step 2
     Group all Participants into Rate Groups, with each Rate Group corresponding to a given HCE.
Step 3
     For each Rate Group, determine the ratio of Participants who are NHCEs within the Rate Group compared to all NHCEs (excluding those hired since the last Entry Date of the year) divided by the ratio of Participants who are HCEs within the Rate Group compared to all HCEs. If said ratio equals or exceeds 70% for every Rate Group, the Plan shall comply with Section 401(a)(4).
Step 4
     In the event one or more Rate Groups fail to meet the requirements of Step 3, the ratios for each Rate Group calculated pursuant to Step 3 shall be compared with the Safe Harbor Mid
Appendix 3.3 — Page 4

Point Percentage. If the ratio so determined for any Rate Group is less than the Safe Harbor Mid Point Percentage, the allocations do not meet Section 401(a)(4) of the Code and the allocations shall be reduced pursuant to Step 6. Otherwise, proceed to Step 5.
Step 5
     In the event every Rate Group’s ratio calculated pursuant to Step 4 is equal to or greater than the Safe Harbor Mid Point Percentage, determine the average Allocation Rate for all NHCEs and the average shall mean Allocation Rate for all HCEs. Include in this calculation benefits from all tax qualified retirement plans sponsored by the Employer, normalizing any defined benefit plan benefits. If the ratio of the average Allocation Rate for NHCEs compared to the average Allocation Rate for HCEs equals or exceeds 70%, the allocations under this Plan comply with Code Section 401(a)(4). If the ratios are less than 70%, the allocations do not comply with Code Section 401(a) and must be reduced pursuant to Step 6.
Step 6
     If any Rate Group (or the average Allocation Rate under Step 5) fails to meet the foregoing rules, then the amount tentatively contributed and allocated to the HCE(s) for that Plan Year shall be reduced so as to comply with Section 401(a)(4) of the Code. Said reductions shall generally be made by reducing the highest paid Participant(s) in the Rate Group such amount as is necessary to move him or her to the next highest Rate Group. However, if it is necessary to reduce the next highest Rate Group as well, Participants in such next highest Rate Group whose allocations have not already been adjusted pursuant to this Step 6 for the Plan Year shall be adjusted before Participants whose allocations have previously been adjusted for the Plan Year (and persons whose allocations have only been adjusted once shall be adjusted before those whose allocations have been adjusted twice, etc.)
     For purposes of this Appendix A, the following definitions shall apply:
     (i) “Rate Group” means a group of Participants consisting of an HCE and all other Participants with Allocation Rates equal to or greater than the Allocation Rate of the HCE. A Rate Group shall be established for each Participant who is an HCE.
     (ii) “NHCE Concentration Percentage” means the percentage of all Employees who meet age and service requirements of this Plan who are NHCEs.
     (iii) “Safe Harbor Mid Point Percentage” shall be the rate determined pursuant to Table I attached hereto.
Appendix 3.3 — Page 5

TABLE I
IRS NONDISCRIMINATORY CLASSIFICATION PERCENTAGES

NHCE	Safe Harbor
Concentration Percentage	Mid Point Percentage
60 or below	45.00%
61	44.25%
62	43.50%
63	42.75%
64	42.00%
65	41.25%
66	40.50%
67	39.75%
68	39.00%
69	38.25%
70	37.50%
71	36.75%
72	36.00%
73	35.25%
74	34.50%
75	33.75%
76	33.00%
77	32.25%
78	31.50%
79	30.75%
80	30.00%
81	29.25%
82	28.50%
83	27.75%
84	27.00%
85	26.25%
86	25.50%
87	24.87%
88	24.50%
89	24.12%
90	23.75%
91	23.37%
92	23.00%
93	22.62%
94	22.25%
95	21.87%
96	21.50%
97	21.12%
98	20.75%
99	20.37%”
Appendix 3.3 — Page 6